E-12
Exhibit No. 8
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170

______________________________________________________________





         FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                Dated as of September 15, 1997


                         by and among


               HEADWAY CORPORATE RESOURCES, INC.


                         as Borrower,


                        VARIOUS LENDERS


                              and



               ING  (U.S.) CAPITAL CORPORATION,


as Agent for the Lenders



______________________________________________________________


                       TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS                                      1
     SECTION 1.1.   Defined Terms                           1
     SECTION 1.2.   Use of Defined Terms                   27
     SECTION 1.3.   Cross-References                       27
     SECTION 1.4.   Accounting and Financial Determinations27

ARTICLE 2. COMMITMENTS                                     27
     SECTION 2. 1.  Term Loans and Revolving Loan Commitment27
      SECTION 2. 1. 1.                             Term Loans.
27
     SECTION 2.1.2. Revolving Loan Commitment              28
     SECTION 2.1.3. Limitations on Revolving Credit Commitment
28
     SECTION 2.1.4. Letter of Credit Commitment            28
      SECTION 2.1.5. Notice of Issuance of Letter of Credit, Agreement to Issue. 29
      SECTION 2.1.6. Payment of Amounts drawn under Letters of
Credit,             29
     SECTION 2.1.7. Payment by Lenders                     30
      SECTION  2.2.   Changes in Advance Ratios; Establishment
of Reserves.        31
     SECTION 2.2.1. Advance Ratios                         31
     SECTION 2.2.2. Establishment of Reserves              31
     SECTION 2.3.   Commitment Fee                         31
     SECTION 2.4.   Increased Costs: Capital Adequacy      32

ARTICLE 3. LOANS AND NOTES                                 33
     SECTION 3.1.   Borrowing Procedure                    33
     SECTION 3.2.   Notes                                  34
     SECTION 3.3.   Principal Payments                     34
     SECTION 3.3.1. Repayments and Prepayments             34
     SECTION 3.3.2. Application                            38
     SECTION 3.3.3. Revolving Loans on Borrower's Behalf   38
     SECTION 3.3.4. Reduction of Revolving Loan Commitment 38
     SECTION 3.4.   Interest                               38
     SECTION 3.4.1. Term Loan Rate                         38
     SECTION 3.4.2. Revolving Loan Rate                    39
     SECTION 3.4.3. Continuation Elections                 39
     SECTION 3.4.4. Post-Default Rates                     40
     SECTION 3.4.5. Payment Dates                          40
     SECTION 3.4.6. Rate Determinations                    40
     SECTION 3.4.7. Limitation on Types of Loans           40
     SECTION 3.4.8. Illegality                             41
     SECTION 3.4.9. Treatment of Affected Loans            41
      SECTION 3.4.10.                             Compensation
42
     SECTION 3.5.   Taxes                                  42
      SECTION  3.6.    Payments, Interest  Rate  Computations,
Other
                    Computations, etc.                     44
     SECTION 3.7.   Proration of Payments                  44
     SECTION 3.8.   Setoff                                 45
     SECTION 3.9.   Use of Proceeds                        45
     SECTION 3.10.  Letter of Credit Obligations Absolute  45

ARTICLE 4. CONDITIONS TO LOANS                             46
     SECTION 4. 1.  Initial Loan                           46
      SECTION 4. 1.1.                        Resolutions, etc.
46
     SECTION 4.1.2. Notes                                  47
     SECTION 4.1.3. Subsidiary Guaranty                    47
     SECTION 4.1.4. No Contest, etc.                       47
      SECTION  4.1.5. Certificate as to Completed  Conditions,
Warranties,
                    No Default, etc.                       47
     SECTION 4.1.6. Opinions of Counsel                    48
     SECTION 4.1.7. Closing Fees, Expenses, etc.,          48
     SECTION 4.1.8. Security Documents and Perfection      48
     SECTION 4.1.9. Employment Agreements; Compensation    49
      SECTION 4.1.10.          Pension and Welfare Liabilities
49
      SECTION 4.1.11.                                Insurance
50
      SECTION 4.1.12.                        Key Man Insurance
50
      SECTION 4.1.13.              Financial Information, etc.
50
      SECTION 4.1.14.                           Solvency, etc.
50
      SECTION 4.1.15.               [INTENTIONALLY LEFT BLANK]
50
      SECTION 4.1.16.               [INTENTIONALLY LEFT BLANK]
50
      SECTION 4.1.17.               [INTENTIONALLY LEFT BLANK]
50
      SECTION 4.1.18.      Review of the Borrower's Operations
50
      SECTION 4.1.19.                       Material Contracts
50
      SECTION 4.1.20.                    Letter to Accountants
51
      SECTION 4.1.21.      Other Documents, Certificates, Etc.
51
     SECTION 4.2.   All Loans and Letters of Credit        51
      SECTION 4.2. 1.Compliance with Warranties, No Default, e
tc., 51
     SECTION 4.2.2. Request, etc.                          52
     SECTION 4.2.3. Satisfactory Legal Form                52
     SECTION 4.2.4. Margin Regulations                     52
     SECTION 4.2.5. Adverse Change                         52
     SECTION 4.2.6. Change in Law                          52

ARTICLE 5. WARRANTIES, ETC.                                53
     SECTION 5.1.   Organization, Power, Authority, etc.   53
     SECTION 5.2.   Due Authorization                      53
     SECTION 5.3.   Validity, etc.,                        53
     SECTION 5.4.   Financial Information: Solvency        53
     SECTION 5.5.   Material Adverse Change-               55
     SECTION 5.6.   Absence of Default                     55
     SECTION 5.7.   Litigation, Legislation, etc.          55
     SECTION 5.8.   Regulations G, T, U and X              55
     SECTION 5.9.   Government Regulation                  55
     SECTION 5.10.  Taxes                                  55
     SECTION 5.11.  Pension and Welfare Plans              55
     SECTION 5.12.  Labor Controversies                    57
     SECTION 5.13.  Ownership of Properties: Collateral    58
     SECTION 5.14.  Intellectual Property                  58
     SECTION 5.15.  Accuracy of Information                58
     SECTION 5.16.  Insurance                              58
     SECTION 5.17.  Certain Indebtedness                   59
     SECTION 5.18.  Environmental Matters                  59
     SECTION 5.19.  No Burdensome Agreements               59
     SECTION 5.20.  Consents                               59
     SECTION 5.21.  Contracts                              59
     SECTION 5.22.  Employment Agreements                  59
     SECTION 5.23.  Condition of Property                  60
     SECTION 5.24.  Subsidiaries                           60
     SECTION 5.25.  Trade Relations                        60

ARTICLE 6. COVENANTS                                       60
     SECTION 6.1.   Affirmative Covenants.                 60
     SECTION 6.1.1. Financial Information, etc.            60
     SECTION 6.1.2. Maintenance of Corporate Existence, etc.62
     SECTION 6.1.3. Foreign Qualification                  62
     SECTION 6.1.4. Payment of Taxes, etc.                 62
     SECTION 6.1.5. Insurance                              62
     SECTION 6.1.6. Notice of Default, Litigation, etc.    63
     SECTION 6.1.7. Books and Records                      64
     SECTION 6.1.8. Maintenance of Properties, Etc.        65
     SECTION 6.1.9. Maintenance of Licenses and Permits    65
      SECTION 6.1.10.                           Employee Plans
65
      SECTION 6.1.11.                Environmental Management.
65
      SECTION 6.1.12.                     Compliance with Laws
65
      SECTION 6.1.13.                 Interest Rate Protection
65
      SECTION 6.1.14.                              Real Estate
65
      SECTION 6.1.15.Underwriting Offering and Private Placeme
nt   66
     SECTION 6.2.   Negative Covenants,                    66
     SECTION 6.2.1. Business Activities                    66
     SECTION 6.2.2. Indebtedness                           66
     SECTION 6.2.3. Liens
     SECTION 6.2.4. Financial Condition                    68
     SECTION 6.2.5. Capital Expenditures                   73
     SECTION 6.2.6. Lease Obligations                      74
     SECTION 6.2.7. Investments                            75
     SECTION 6.2.8. Restricted Payments, etc.              76
     SECTION 6.2.9. Take or Pay Contracts: Sale/Leaseback  76
      SECTION 6.2.10.Consolidation, Merger, Subsidiaries, etc.
77
      SECTION 6.2.11.                 Asset Dispositions, etc.
77
      SECTION 6.2.12.       Modification of Organic Documents,
77
      SECTION 6.2.13.             Transactions with Affiliates
77
      SECTION 6.2.14.                  Inconsistent Agreements
77
      SECTION 6.2.15.              Change in Accounting Method
78
      SECTION 6.2.16.               Change in Fiscal Year End.
78
      SECTION 6.2.17.                    Compliance with ERISA
78
      SECTION  6.2.18.Limitation on Restrictions on Subsidiary
Dividends           78
      SECTION 6.2.19.                   Subsidiary Investments
78

ARTICLE 7. EVENTS OF DEFAULT                               78
     SECTION 7.1.   Events of Default                      78
     SECTION 7.1.1. Non-Payment of Obligations             78
     SECTION 7.1.2. Non-Performance of Certain Covenants   79
     SECTION 7.1.3. Defaults Under Other Loan Documents-
                    Non-Performance of Other Obligations   79
     SECTION 7.1.4. Bankruptcy, Insolvency, etc.           79
     SECTION 7.1.5. Breach of Warranty                     80
     SECTION 7.1.6. Default on Other Indebtedness, etc.    80
      SECTION  7.1.7.  Failure  of Valid,  Perfected  Security
Interest            80
     SECTION 7.1.8. Employee Plans                         80
     SECTION 7.1.9. Judgments                              81
      SECTION 7.1.10.       Cessation of Business; Dissolution
81
     SECTION 7.2.   Action if Bankruptcy                   81
     SECTION 7.3.   Action if Other Event of Default       81

ARTICLE 8. THE AGENT                                       82
     SECTION 8. 1.  Actions                                82
     SECTION 8.2.   Funding Reliance, etc.                 83
     SECTION 8.3.   Exculpation                            83
     SECTION 8.4.   Successor                              83
     SECTION 8.5.   Loans by the Agent                     84
     SECTION 8.6.   Credit Decisions                       84
     SECTION 8.7.   Copies, etc.                           84

ARTICLE 9. MISCELLANEOUS                                   84
     SECTION 9.1.   Waivers, Amendments, etc.              84
     SECTION 9.2.   Notices                                86
     SECTION 9.3.   Costs and Expenses                     87
     SECTION 9.4.   Indemnification                        87
     SECTION 9.5.   Survival                               89
     SECTION 9.6.   Severability                           89
     SECTION 9.7.   Headings                               89
     SECTION 9.8.   Counterparts, Effectiveness, etc.      89
     SECTION 9.9.   Governing Law; Entire Agreement        89
     SECTION 9.10.  Successors and Assigns                 90
     SECTION 9.11.  Sale and Transfers, Participations, etc.90
     SECTION 9.12.  Other Transactions                     93
     SECTION 9.13.  Confidentiality                        93
     SECTION 9.14.  Change in Accounting Principles        93
     SECTION 9.15.  Waiver of Jury Trial, Etc.             94
     SECTION 9.16.  Limitation of Liability                94
     SECTION 9.17.  Usury Savings Clause                   94

SCHEDULES AND EXHIBITS

     Schedule I - Disclosure Schedule

     Exhibit A -    Form of Borrowing Request
     Exhibit B -    Form of Borrowing Base Certificate
     Exhibit C -    Form of Compliance Certificate
     Exhibit D -    Form of Continuation/Conversion Notice
     Exhibit E-1    -    Form of Revolving Note
     Exhibit E-2    -    Form of Term Note A
     Exhibit E-3    -    Form of Term Note B
     Exhibit E-4    -    Form of Term Note C
     Exhibit F -    Form of Transfer Supplement
     Exhibit G -    Letter of Credit Application


         FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


      THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 15, 1997, by and among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation, various lenders as are, or may from time to time become, parties hereto, and ING (U.S.) CAPITAL CORPORATION (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation, as Agent for the Lenders.


                     W I T N E S S E T H:

RECITALS.

     A. The Borrower, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 13, 1996, that certain Second Amended and Restated Credit Agreement dated as of March 31, 1997, and that certain Third Amended and Restated Credit Agreement dated as of June 6, 1997 (as amended to the date hereof, the "Prior Credit Agreement") providing certain credit facilities to the Borrower;

      B. The Borrower has requested, and the Agent and the Lenders have agreed, to amend the Prior Credit Agreement to increase the commitment and to make certain other amendments as set forth herein;

      C.    The  parties wish to amend and restate  the  Prior
Credit Agreement on the terms and conditions set forth below;

      NOW, THEREFORE, for good and valuable consideration, the
receipt   and   legal   sufficiency  of   which   are   hereby
acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                          ARTICLE 1.

                          DEFINITIONS

A. SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

           "Account" means any "account" (as such term is defined in Section 9-106 of the UCC) of the Borrower or its Eligible Subsidiaries arising from the sale or lease of goods or providing of services in the ordinary course of business.

           "Account Debtor" means any Person who is or may become obligated to the Borrower or its Eligible Subsidiaries under, with respect to, or on account of, an Account.

           "Acquisition" means the acquisition by the Borrower of the "Companies Stock" (as such term is defined in the Acquisition Agreement) in exchange for the payment of the "Preliminary Purchase Price" and the "Additional Amount" (as such terms are defined in the Acquisition Agreement) pursuant to the terms and conditions of the Acquisition Agreement.

           "Acquisition  - ASA" means the acquisition  by  ASA
Personnel   Services,   Inc.  of   certain   assets   of   ASA
Temporaries,  Inc. and ASA Associates, Inc.  pursuant  to  the
Acquisition Agreement - ASA.

           "Acquisition - ASS" means the acquisition by HNC of certain assets of Advanced Staffing Solutions, Inc. pursuant to the Acquisition Agreement - ASS.

           "Acquisition  Agreement" means that  certain  Stock
Purchase Agreement, dated as of April 10, 1996, between the Borrower, Irene Cohen, CSA, CTS, and the Sellers, as amended, modified or supplemented to the date hereof.

           "Acquisition Agreement - ASA" means   that  certain
Asset  Purchase Agreement, dated as of July 28,  1997  between
Borrower, ASA Personnel Services, Inc., ASA Temporaries, Inc.,
ASA Associates, Inc., Richard Brody, and Arnold Katz.

           "Acquisition Agreement - ASS" means   that  certain
Asset  Purchase Agreement dated as of March 31,  1997  between
Borrower,  HNC,  Advanced Staffing Solutions,  Inc.,  H.  Wade
Gresham, and Mark Herron.

           "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise; provided that no Lender shall be deemed to constitute an Affiliate of the Borrower.

           "Agent" means ING as agent for the Lenders pursuant hereto, or such other Person as shall have subsequently been appointed as the successor agent pursuant to Section 8.4.

           "Agreement" means, on any date, this Amended and Restated Credit Agreement as in effect on the date hereof and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect.

           "Applicable Lending Office" means, with respect to any Lender, the branch or office of such Lender at which Loans of a certain type are maintained.

            "Approved Acquisition Expenditures" means, in connection with any purchase or other acquisition by Borrower or any Subsidiary of any Temporary Staffing Business, including the acquisition of all or substantially all of the assets or stock of any Person (or of any operating division or unit thereof), the net consideration paid in cash in connection with such purchase or acquisition which shall have been approved in advance in writing by the Required Lenders in their discretion and (i) for which no Loan shall be made which shall be used, directly or indirectly, to pay an aggregate purchase price or consideration (excluding earnout payments based upon post-acquisition actual EBITDA of the acquired business or entity and excluding any accounts receivable and cash acquired) exceeding 5.5 times Historical Pro Forma Adjusted EBITDA and (ii) for which the aggregate purchase price or consideration (excluding earnout payments based upon post-acquisition actual EBITDA of the acquired business or entity and excluding accounts receivable and cash acquired) shall not exceed 6.5 times Historical Pro Forma Adjusted EBITDA; provided, that nothing contained in this definition shall in any event be deemed a consent to any purchase or acquisition which is otherwise prohibited under the terms of this Agreement or the other Loan Documents unless such purchase or acquisition is consented to in writing by the Required Lenders.

          "ASA" means ASA Personnel Services, Inc., a Delaware corporation.

           "ASS"  means Advanced Staffing Solutions,  Inc.,  a
North Carolina corporation.

           "Authorized Officer" means, relative  to  any  Loan
Party those officers of such Loan Party whose signatures, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to Section 4.1.1.

           "Base Rate Loans" means Loans, or portions thereof, interest rates on which are determined on the basis of the ING
Alternate Base Rate.

           "Borrower" means Headway Corporate Resources, Inc., a Delaware corporation.

           "Borrowing" means the Loans or portions thereof of the same type and, in the case of Eurodollar Loans, having the same Interest Period, in each case made, converted or continued by the Lenders on the same Business Day pursuant to the same Borrowing Request or Continuation/Conversion Notice in accordance with Sections 3.1 or 3.4.3.

            "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower in the form of Exhibit A.

           "Borrower Pledge Agreement" means the Stock and Notes Pledge Agreement, dated as of the Original Closing Date, made by the Borrower in favor of the Agent, for its benefit and the ratable benefit of the Lenders as originally in effect on the Original Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect, pursuant to which the Borrower shall pledge to the Agent as security for the Obligations all of the issued and outstanding Stock of its direct Subsidiaries incorporated in the United States, sixty-six percent (66%) of all the issued and outstanding Stock of its direct Subsidiaries incorporated in countries other than the United States, and all promissory notes, other instruments and securities held by the Borrower (including without limitation, the Subsidiary Notes).

          "Borrower Trademark Assignment" means the Collateral Assignment and Security Agreement (Trademarks), dated as of the Original Closing Date, made by the Borrower in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Original Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect.

           "Borrowing  Base"  means an amount  equal  to:  (a)
eighty-five percent (85%) of Eligible Accounts, as the percentage set forth in this clause (a) may be decreased pursuant to Section 2.2.1 hereof, minus (b) reserves established  from  time  to  time pursuant  to  Section  2.2.2 hereof.

           "Borrowing Base Certificate" means a certificate of
the   chief  executive,  accounting  or  financial  Authorized
Officer of the Borrower in the form of Exhibit B attached hereto.

          "Business Day" means:

           (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

           (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

           "Capital" means the sum of Indebtedness plus net worth, as determined in accordance with GAAP.

           "Capitalized Lease Liabilities" means all monetary obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

          "Cash Equivalent Investment" means, at any time:

           (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one (1) year or which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within one (1) year from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (ii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

           (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one (1) year, issued by any Lender or by any Eligible Lending Institution;

           (c)  corporate obligations rated Prime-1 by Moody's
Investors   Service,  Inc.  or  A-1  by  Standard   &   Poor's
Corporation, having a remaining maturity at the time of purchase of not more than one (1) year; and

          (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

           "Cash Flow" means, for any period, an amount equal to (without duplication) the consolidated Net Income of the Borrower and its Subsidiaries, plus depreciation, amortization of intangible assets and other non-cash charges of the Borrower and its Subsidiaries, minus non-cash credits and revenues, plus decreases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), minus increases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

          "Change in Control" means (i) the failure of Gary S. Goldstein to own at least 85% of the Stock of the Borrower which he owned on the Original Closing Date, provided, however, that any Stock of the Borrower sold or transferred to the Borrower in satisfaction of the Goldstein Note shall not be considered for the purposes of this clause (i), or (ii) the failure of either (A) Gary S. Goldstein to be the Chairman of the Board and Chief Executive Officer of the Borrower and to be actively involved in the management of the Borrower and its Subsidiaries or (B) any two of the following individuals to be actively involved in the management of the Borrower and its Subsidiaries at any time prior to the third anniversary of the Original Closing Date or, thereafter, at least one of the following individuals to be actively involved in the management of the Borrower and its Subsidiaries at any time after the Original Closing Date: (1) Irene Cohen, (2) Michael List, and (3) Ron Wendlinger, (iii) the acquisition by any Person or group of Persons of beneficial ownership of more than 20% of the outstanding Stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); provided, however, that this clause
(iii) shall not apply to an underwriter(s) who acquires Stock of the Borrower in connection with a public offering of Stock of the Borrower which is being underwritten by such underwriter(s), or (iv) during any period of 12 consecutive months (whether commencing before or after the Original Closing Date), the failure of individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) to constitute a majority of the Board of Directors of the Borrower.

           "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) (a) taxes at the time due and payable and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's and its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Borrower's and its Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrower's and its Subsidiaries' business.

          "Closing Date" means September 15, 1997.

           "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Subsidiary in or upon which a Lien is granted to the Agent, for its benefit and the ratable benefit of the Lenders, under any of the Loan Documents.

          "Commitment" means, collectively, the Revolving Loan
Commitments,  the   Term Loan Commitment  and  the  Letter  of
Credit Commitment.

           "Commonly Controlled Entity" means, with respect to any Person, an entity or trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with such Person within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the IRC or Section 4001(a)(14) of ERISA. Unless otherwise indicated in this Agreement, Commonly Controlled Entity shall refer to a Commonly Controlled Entity with respect to the Borrower.

           "Compliance Certificate" means a certificate duly executed by the chief executive, operating, accounting or financial Authorized Officer of the Borrower in the form of Exhibit C, together with such changes as the Required Lenders may from time to time reasonably request through the Agent for purposes of monitoring the Borrower's compliance herewith.

           "Consolidated Capital Expenditures" means, for any period, without duplication, the sum of (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of the Borrower and its Subsidiaries, including those additions made in the ordinary course of business, but excluding routine maintenance and repairs, plus (b) the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries.

           "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit D attached hereto.

            "Contract"  means  any  agreement  or   agreements
pursuant to or under which an Account Debtor shall be obligated to pay for services rendered or merchandise sold to any Person from time to time.

           "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "CSA" means Corporate Staffing Alternatives, Inc., a
New York corporation which is a wholly-owned Subsidiary of HCSS.

           "CTS" means Certified Technical Staffing, Inc.,   a
New York corporation which is a wholly-owned Subsidiary of HCSS.

           "Current Ratio" means, at any date, the ratio at such date of (a) current assets at such date, to (b) current liabilities excluding current maturities of the Obligations at such date, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP and excluding the Earnout.

            "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

           "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Required Lenders as provided in Section 4.2.2.

           "Dollar" and the sign "$" mean lawful money of the United States.

           "Earnout" means the deferred amounts due to the sellers under the Acquisition Agreement - ASS up to a maximum amount of $3,000,000.

           "Earnout - ASA" means the deferred amounts due to the sellers under the Acquisition Agreement - ASA.

           "EBITDA" means, for any period, an amount equal to Net Income plus (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and other non-cash charges, minus (to the extent included in determining Net Income) non-cash credits and revenues, in each case for the Borrower and its Subsidiaries on a consolidated basis.

            "Eligible Accounts" means the net outstanding balance, less all finance charges, late fees and other fees which are unearned, of all Accounts of the Borrower and its Eligible Subsidiaries, provided that no Account shall be deemed eligible if:

           (a) any representation or warranty contained in this Agreement, the Security Agreement or any of the other Loan Documents applicable either to Accounts in general or to any such specific Account has been breached as of any date made in any material respect with respect to such Account;

           (b)  fifty percent (50%) or more of the outstanding
Accounts from the Account Debtor are ineligible;

           (c) the Account Debtor has (i) become insolvent or generally failed to pay, or admitted in writing its inability to pay, debts as they become due, (ii) applied for, consented to, or acquiesced in, the appointment of a trustee, receiver, sequestrator or other custodian for such Account Debtor or any property thereof or made a general assignment for the benefit of creditors, (iii) in the absence of such application, consent or acquiescence, permitted or suffered to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Account Debtor or for a substantial part of its property, or (iv) permitted or suffered to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding in respect of such Account Debtor;

           (d) such Account is billed on other than standard terms of payment;

           (e) as of any date, such Account has remained unpaid for a period exceeding 90 days after the due date of the invoice issued with respect thereto;

           (f) the sale represented by such Account is to an Account Debtor outside the United States, unless the payment of such Account is backed by a letter of credit denominated in Dollars issued or confirmed by a United States bank or a foreign bank with an office located in the United States, in each case acceptable to the Agent and on terms acceptable to the Agent, and the Agent has received an assignment of the Borrower's or its Eligible Subsidiary's rights under such letter of credit or acceptance or has been irrevocably designated the payee of such letter of credit or acceptance;

           (g) the Account Debtor is an Affiliate or employee of the Borrower or any Subsidiary;

           (h) the Account is subject to any set-off by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such set-off;

           (i) the Account is denominated in other than Dollars or is payable outside the United States;

           (j) based on the customary credit decisions of the Agent, collection of such Account is insecure for any reason or there is a reasonable probability that such Account may not be paid provided that no such Account shall be excluded unless the Agent shall have given to the Borrower not less than ten
(10) days prior written notice;

           (k) the Account is subject to a material claim or dispute by the Account Debtor;

           (l) the Account is subject to any Lien whatsoever, other than Liens in favor of the Agent, for its benefit and the ratable benefit of the Lenders;

           (m) the Account is not evidenced by an invoice or other writing in form reasonably acceptable to the Agent;

          (n) the Account is evidenced by chattel paper or an instrument unless such chattel paper or instrument is pledged to the Agent as security pursuant to the Borrower Pledge
Agreement or the Subsidiary Pledge Agreement;

          (o) the Account or Accounts represent, individually or when aggregated with all other outstanding Accounts of the same Account Debtor, (i) more than fifteen percent (15%) of the net outstanding balance of all Eligible Accounts of the Borrower and the Eligible Subsidiaries (on a consolidated basis) then outstanding for all Account Debtors other than Merrill Lynch & Co. and Affiliates or (ii) more than twenty percent (20%) of the net outstanding balance of all Eligible Accounts of the Borrower and the Eligible Subsidiaries (on a consolidated basis) then outstanding for Merrill Lynch & Co. and Affiliates as Account Debtor;

          (p) the Account or Accounts exceed any credit limit established by the Borrower or its Eligible Subsidiary (which limit shall be reasonably satisfactory to the Agent) for the Account Debtor based on the Borrower's customary credit considerations, in which case such Account or Accounts will be deemed ineligible to the extent of such excess;

           (q) the Borrower or its Eligible Subsidiary, in order to be entitled to collect such Account (or, if such Account is evidenced by multiple invoices, the amount of such Account evidenced by any such invoice), is required to perform any additional service for, or perform or incur any additional obligation to, the Account Debtor in respect of such Account (or amount so invoiced);

           (r) the Account is an account of the United States government or any agency or instrumentality of the United States, unless the Borrower or its Subsidiary has complied with the requirements of the Federal Assignment of Claims Act (31 U.S.C. 3727), or the Account is an account of any state government or agency thereof unless the Borrower or its Eligible Subsidiary has complied with any state assignment of claims or similar laws relative to the assignment of such Account to and the right to receive payment thereof by, the Agent, for its benefit and the ratable benefit of the Lenders;
          (s) the Borrower or its Eligible Subsidiary, as the case may be, has not submitted all necessary documentation or supplied all necessary information to the Account debtor for payment of such Account or has not fulfilled all other obligations in respect thereof, including verification of the eligibility of the Account for payment by such Account Debtor;

           (t) the Account or the Contract related thereto contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) or any party related to such Contract is in violation of any such law, rule or regulation in any material respect;

           (u) the Account Debtor is located in the State of Minnesota or any other state imposing conditions on the right of a foreign (out-of-state) creditor to collect accounts receivable from Accounts Debtors located in such state, and the Borrower or the Eligible Subsidiary has not satisfied such conditions for the then current year;

           (v) the Account has not been adjusted to reflect reimbursement policies of the Account Debtor with respect thereto including, without limitation, any capitation arrangement, fee schedule, discount formula, cost-based reimbursement, or other adjustment or limitation to the usual charges; and

           (w) the related Contract is not, or was not at the time of the services giving rise to the Account, in full force and effect, such Contract does not constitute the legal, valid and binding obligation of the Account Debtor enforceable against such Account Debtor in accordance with its terms, or such account was not created in accordance with the requirements of the Contract or applicable Requirements of Law, including, without limitation, compliance with any restrictions on fees or charges.

The determination by the Agent that any Account shall be deemed ineligible by virtue of its being described by one of such categories shall not be deemed to indicate that such Account may not also be deemed ineligible by virtue of being described by any other such category or to preclude the Agent from reclassifying such Account into such other category, should the Account cease to be described by the first such category.

           "Eligible Lending Institution" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors Service, Inc. or A-1 or better by Standard & Poor's Corporation.

           "Eligible Subsidiaries" means, collectively, (a) Furash, (b) Whitney Partners, (c) HCSS, (d) Irene Cohen, (e) CSA, (f) CTS, (g) Headway Personnel, (h) HNC, (i) ASA, and any other Subsidiary which executes and delivers to the Agent a Subsidiary Note, a joinder in all appropriate Security Documents and such other documents as the Lenders may require.

           "Eligible  Subsidiary" means any  of  the  Eligible
Subsidiaries.

           "Environment" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

          "Environmental Laws" means all federal, state, local and foreign laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

           "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Borrower or its Subsidiaries or
affecting   any  of  their  properties,  or  any  release   or
threatened release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

            "ERISA"  means  the  Employee  Retirement   Income
Security Act of 1974, as amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

           "ERISA Insolvency" or "ERISA Insolvent" means, at any particular time, a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Eurodollar Base Rate" means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) which appears on Telerate Page 3750 for Dollar deposits comparable to the amount of such Borrowing in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period having a term comparable to such Interest Period. If such Telerate Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum which appear on the Reuters Screen LIBO Page, or if such Reuters Screen LIBO Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum for Dollar deposits comparable to the amount of such Borrowing offered to each of the Reference Lenders in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period of Dollar deposits having a term comparable to such Interest Period.

           "Eurodollar Loans" means Loans or portions thereof interest rates on which are determined on the basis of the Eurodollar Rate.

            "Eurodollar  Rate"  means,  with  respect  to  any
Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to
(i) the Eurodollar Base Rate for such Borrowing for such Interest Period divided by (ii) one (1) minus the Reserve Requirement. The Eurodollar Rate for any Interest Period will be determined initially by the Agent on the basis of the Reserve Requirement in effect on the date two (2) Business Days prior to the commencement of such Interest Period and, from time to time thereafter during such Interest Period, such Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement during such Interest Period.

          "Event of Default" means any of the events set forth in Section 7.1.

           "Excess Cash Flow" means, for any Fiscal Year, the excess of : (a) Cash Flow for such Fiscal Year minus (b) the sum of (i) the lesser of the amount of Consolidated Capital Expenditures permitted during such Fiscal Year pursuant to
Section 6.2.5 and actual Consolidated Capital Expenditures during such Fiscal Year, provided, however, that to the extent that such Consolidated Capital Expenditures are funded with Capitalized Leases or Purchase Money Indebtedness, only the annual principal amount of payments shall be included under this clause (i), plus (ii) repayments of the Term Loan during such Fiscal Year pursuant to clauses (c), (d) and (e) of
Section 3.3.1 and repayments by Borrower or any of its Subsidiaries of promissory notes issued in connection with any Acquisition approved hereunder, minus (c) Approved Acquisition Expenditures to the extent not funded with Term Loan C, plus the Earnout payments and Earnout ASA payments associated with Approved Acquisition Expenditures to the extent not funded with Term Loan C.

           "Facility Fee Letter" means the letter agreement, dated as of the Closing Date, between ING and the Borrower.

           "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

           (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

           (b) if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such transactions received by the Agent, in its sole discretion, either from (i) three federal funds brokers of recognized standing selected by the Agent in its sole discretion or (ii) the Reference Lenders.

            "Financing   Statements"   means   the   financing
statements   under  the  Uniform  Commercial  Codes   of   the
applicable  jurisdictions, filed with respect to the  Security
Documents pursuant to clause (c) of Section 4.1.8.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

           "Fiscal Year" means, subject to Sections 6.2.16 and
9.14  (b), each twelve-month accounting period ending December
31. References to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on December 31 in such calendar year.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Fixed Charges during such period.

           "Fixed Charges" means, for any period, the  sum  of
(a) Interest Expense during such period, plus (b) scheduled repayments of Indebtedness (including, without limitation, scheduled payments of principal in respect of Capitalized Lease Liabilities), plus (c) Consolidated Capital Expenditures by the Borrower and its Subsidiaries during such period (but excluding any Capitalized Lease Liabilities included within such Consolidated Capital Expenditures), plus (d) provisions for taxes for such period.

           "Foreign Lender" means any Lender organized under the laws of a jurisdiction outside the United States.

           "F.R.S. Board" means the Board of Governors of the Federal Reserve System (or any successor).

           "Furash"  means Furash & Company, Inc., a  Maryland
corporation  which  is  a  wholly-owned  Subsidiary   of   the
Borrower.

            "GAAP"   means   generally   accepted   accounting
principles in effect from time to time in the United States.

           "Goldstein Note" means that certain promissory note dated May 31, 1996 made by Gary S. Goldstein payable to the order of the Borrower in the original principal amount of $1,065,722 and having a balance on the Closing Date of $928,189.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "HCSS" means Headway Corporate Staffing Services, Inc., a Delaware corporation which is a wholly owned Subsidiary of the Borrower.
          "Headway Personnel" means Headway Personnel, Inc., a Delaware corporation which is a wholly-owned Subsidiary of HCSS.

            "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, clause or provision of this Agreement or such other Loan Document.

            "Historical Pro Forma Adjusted EBITDA" means trailing twelve month historical EBITDA adjusted for reasonable non-recurring expenses to reflect historical financial performance of the acquisition target as if Borrower had been the owner and operator of such business, as adjusted by the Borrower in accordance with GAAP.

           "HNC" means Headway Corporate Staffing Services  of
North Carolina, Inc., a Delaware corporation which is a wholly-owned subsidiary of HCSS.

           "Incepta Shares" means all shares of stock of Incepta Group plc, an English company, owned by the Borrower and its Subsidiaries which, as of the Closing Date, is equal to 8,853,476 ordinary shares.

           "including" means including without limiting the generality of any description preceding such term.

            "Indebtedness"  of  any  Person   means,   without
duplication:

           (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

           (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

           (c)   all  Capitalized Lease  Liabilities  of  such
Person (to the extent required by GAAP to be included on the balance sheet of such Person);

           (d) whether or not so included as liabilities in accordance with GAAP (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person;

           (e) all net obligations of such Person under Interest Rate Contracts; and

           (f) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).

          "Indemnified Liabilities" means any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred by or asserted or awarded against any Lender Party and against which the Borrower has indemnified the Lender Parties as provided in Section 9.4.

           "ING"  means  ING  (U.S.)  Capital  Corporation,  a
Delaware corporation.

           "ING Alternate Base Rate" means a fluctuating rate of interest per annum equal to the higher of:

           (a) the arithmetic average of rates of interest announced by each of the Reference Lenders from time to time at such Reference Lender's principal New York City office as its prime (or base) rate for U.S. domestic commercial loans; and

           (b) the Federal Funds Rate from time to time in effect plus 1/2 of 1% (0.50%).

Changes in the rate of interest on the Base Rate Loans shall take effect on the date of each change in the ING Alternate
Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the ING Alternate Base Rate.

           "Instrument" means any contract, agreement, letter of credit, indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

           "Intellectual Property" means, collectively, (a) patents, patent rights and patent applications, copyrights and copyright applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and servicemark registrations, including, without limitation, the names Whitney Group, Viva, On-Line, Vogue and Vogue Personnel Services, Inc. and all derivations thereof, and (b) patent licenses, trademark licenses, copyright licenses and other licenses to use any of the items described in clause (a), or any other items necessary to conduct or operate the business of the Borrower and its Subsidiaries.

          "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense during such period.

          "Interest Expense" means, for any period, the sum of the Borrower's consolidated interest expense accrued during such period in respect of all Indebtedness of the Borrower and its Subsidiaries.

           "Interest Period" means, relative to any Eurodollar Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such Eurodollar Loans are made or continued as, or converted into, Eurodollar Loans pursuant to Section 3.1 or Section 3.4.3 and ending on (but excluding) the date which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 3.1 or
Section 3.4.3; provided, however, that:

           (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five (5) dates with respect to the Term Loans and two (2) dates with respect to the Revolving Loans;

           (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding date);

           (c)   in the case of Interest Periods for Revolving
Loans,  no such Interest Period may end later than the  Stated
Maturity Date for Revolving Loans; and

           (d) in the case of Interest Periods for the Term Loans no such Interest Period may end later than (i) the Stated Maturity Date of the Term Loans or (ii) the date of any principal repayment with respect to the Term Loans as set forth in clauses (c), (d), and (e) of Section 3.3.1, if on such date the Borrower otherwise would be required to repay any portion of any Borrowing prior to the end of the Interest Period relative to such Borrowing.

          "Interest Rate Contract" means any interest rate cap agreement, interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.
            "Internal Revenue Service" means the Internal Revenue Service of the United States of America.

          "Investment" means, relative to any Person:

           (a)  any loan or advance made by such Person to any
other   Person  (excluding  commission,  travel  and   similar
advances to officers, employees and consultants made in the ordinary course of business);

           (b) any ownership or similar interest held by such Person in any other Person; and

           (c) the purchase of any debt or equity securities or instruments issued by any other Person (including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment of the nature referred to in clause (a) or (b) shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

           "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the IRC also refer to any successor sections.

           "Irene Cohen" means Irene Cohen Temps, Inc., a  New
York corporation which is a wholly-owned Subsidiary of HCSS.

          "Lender" means any of the various lenders as are, or may from time to time become, parties to this Agreement.

           "Lender Parties" means, collectively, the Agent and each Lender, and each of their respective successors and assigns, and each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and of each of their respective successors and assigns, indemnified by the Borrower as provided in Section 9.4.

           "Letter of Credit Commitment" means the collective commitments of the Lenders to issue, or jointly apply for, Letters of Credit, not in excess of $500,000 in the aggregate, pursuant to Section 2.1.4 if the conditions set forth in
Section 4.1 and 4.2 are met.

           "Letter of Credit Percentage" of any Lender means, at any time, in respect of the Letters of Credit, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to Section 9.11.

           "Letters of Credit" means the letters of credit issued pursuant to Article 2 hereof for the account of the Borrower or an Eligible Subsidiary, or the joint account with the Agent, pursuant to the Letter of Credit Commitments.

          "Leverage Ratio" means, for any period, the ratio of
(a) the aggregate outstanding principal amount of Indebtedness of the Borrower and its Subsidiaries as of the last day of such period to (b) EBITDA for such period.

           "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

           "Loan" means, as the context may require, the  Term
Loans or the Revolving Loans.

            "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit, each Security Document, each Borrowing Request, any Interest Rate Contract entered into by the Borrower with a Lender that has executed and delivered to the Agent an acknowledgment in the form of Exhibit F, and each other Instrument executed and delivered by the Borrower as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

            "Loan Party" means any of the Borrower, its Subsidiaries which is a party to any of the Loan Documents.

           "Loss" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Person in an amount in excess of $100,000 individually or $250,000 in the aggregate for any Fiscal Year; and the "amount" of any Loss means (i) if such asset or property is repaired or replaced, the greater of (A) the cost to repair or replace the property or asset that was the subject of such Loss and (B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss, and (ii) if such asset or property is not repaired or replaced, the amount of insurance proceeds or condemnation awards payable as a result of such loss.

           "Material Adverse Change" means a material adverse change in (a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) the rights and remedies of the Lenders or the Agent under the Loan Documents; or (c) the ability of the Borrower to repay the Obligations or of the Borrower or any Subsidiary to perform their respective obligations under the Loan Documents; or (d) the legality, validity or enforceability of any Loan Document; or (e) the Liens granted the Agent pursuant to the Security Documents.

           "Maturity" means relative to any Loan or portion thereof, the earlier of such Loan's Stated Maturity Date or such other date when such Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration or otherwise.

           "Mortgage" means any mortgage, deed of trust, deed to secure debt, leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt covering real property, as such instruments are originally executed or supplemented, amended, renewed, extended or otherwise modified from time to time.

           "Multiemployer Pension Plan" means a  Multiemployer
Plan which is subject to Subtitle E of Title IV of ERISA.

           "Multiemployer Plan" means a Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

           "Net Disposition Proceeds" means, with respect to any disposition of the assets of the Borrower or any Subsidiary, the excess of: (a) the gross cash proceeds received by the Borrower or any Subsidiary from such disposition (including any cash proceeds subsequently received in respect of notes and other non-cash proceeds received by the Borrower or any of its Subsidiaries from such disposition), minus (b) the sum of (i) all reasonable out-of-pocket fees and expenses incurred in connection therewith, plus (ii) all taxes paid or payable in connection with such sale.

           "Net Income" means, as to any Person, for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

           "Net Indebtedness Proceeds" means, with respect to the issuance or incurrence by the Borrower or any Subsidiary of any Indebtedness, the excess of: (a) the gross cash proceeds received by the Borrower or any Subsidiary from such Indebtedness, minus (b) all reasonable out-of-pocket fees and expenses incurred in connection therewith.

          "Net Securities Proceeds" means, with respect to the issuance or sale by the Borrower or any Subsidiary of any equity securities (not including upon the exercise of existing stock options or employee stock options or any dividend investment plan), the excess of: (a) the gross cash proceeds received by the Borrower or any Subsidiary from such issuance and sale minus (b) all reasonable out-of-pocket fees and expenses incurred in connection with such issuance and sale.

           "Note" means, as the context may require, any  Term
Note or any Revolving Note.

           "Notes" means, collectively, the Term Notes and the Revolving Notes.

           "Obligations" means all payment and performance obligations of the Loan Parties (monetary or otherwise) arising under or in connection with this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

           "Organic Document" means, relative to any Person, its articles or certificate of incorporation or organization or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests.

          "Original Closing Date" means May 31, 1996.

          "Participant" means the banks or other entities that purchase participating interests in any Loan, Note, Revolving
Loan Commitment, or Letter of Credit or other interest hereunder, as provided in clause (a) of Section 9.11.

            "PBGC"   means   the  Pension   Benefit   Guaranty
Corporation and any entity succeeding to any or all of its functions under ERISA.

           "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA, or to the provisions of
Section 302 of ERISA or Section 412 of the IRC.

           "Percentage" means, as the context requires, either
(a) the Revolving Percentage, (b) the Term Percentage, (c) the
Letter of Credit Percentage or (d) all of the above.

           "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

           "Plan" shall mean, at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

           "Plan Reorganization" means with respect to any Multiemployer Pension Plan, the condition that such plan is in reorganization within the meaning of such term as used in
Section 4241 of ERISA.

          "Plan Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder (other than any reportable event described in Section 4043(b)(2) or (7)), (ii) a withdrawal by a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA) from a Single Employer Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or
(iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants under a Single Employer Plan to be separated from employment, as referred to in Section 4062(e) of ERISA.

           "Post-Default Rate" means (a) in the case of each Loan, the sum of the rate per annum otherwise applicable to such Loan from time to time plus two percent (2%) per annum and (b) in the case of all other Obligations, the sum of the highest rate per annum then applicable to any Loan (other than by application of the Post-Default Rate) plus two percent (2%) per annum.

          "Prior Closing Date" means June 6, 1997.

          "Projections" means the projected balance sheets and statements of operations and changes in cash flows of the Borrower (after giving effect to the Acquisition - ASS and Acquisition - ASA) for the Fiscal Years 1997-2005 inclusive, together with supporting details and a statement of underlying assumptions, which have been delivered to the Lenders prior to the Closing Date.

           "Purchase Money Indebtedness" means Indebtedness incurred to finance part or all of (but not more than) the purchase price of equipment in which neither the Borrower nor any of its Subsidiaries had an interest at any time prior to such purchase.

           "Purchasing Lender" means any Person purchasing all or any part of the rights and obligations under this Agreement and the Notes of any Lender pursuant to a Transfer Supplement in accordance with Section 9.11.

           "Quarterly Payment Date" means the last day of each March, June, September and December or, if such day is not a Business Day, the immediately preceding Business Day.

           "Reference Lenders" means, collectively, The  Chase
Manhattan  Bank,  N.A. (or any successor  thereto),  Citibank,
N.A. and Morgan Guaranty Trust Company of New York.

          "Register" means the register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and the principal amounts of the Loans owing to, each Lender from time to time, as provided in clause (c) of Section 9.11.

          "Regulatory Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, for the granting of any security contemplated hereby or thereby, for the validity or enforceability hereof or thereof, or for the consummation of the transaction contemplated by the Loan Documents, including, without limitation, the Acquisition.

           "Regulatory Change" means, as to any or all of  the
Lenders  or  the  Agent, the adoption  of  or  any  change  in
(including,   without   limitation,   any   change   in    the
interpretation of) any:

           (a) United States federal or state law or foreign law applicable to the Agent or such Lender; or

             (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to the Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a) or of any central bank or fiscal, monetary or other authority having jurisdiction over the Agent or such Lender.

          "Required Lenders" means, as the context may require at any time, Lenders having, in the aggregate, 66-2/3% or more of the Revolving Loan Commitment, the Revolving Loans, the Term Loans, the Letters of Credit and the Letter of Credit Commitment.

           "Requirements of Law" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and Environmental Permits, the requirements of OSHA, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reserve Requirement" means, relative to any Interest Period for any Eurodollar Loans, from time to time during such Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurodollar Liabilities", as currently defined under Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

           "Responsible Officer" means the chief executive officer, the chief operating officer or the chief financial officer of any Person.

           "Revolving Loan" means, relative to any Lender, any Loan made by such Lender to the Borrower pursuant to Section
2.1.2.

           "Revolving Loan Availability" means, on any date, the excess of (a) the Revolving Loan Commitment Amount minus
(b)  the  then  aggregate principal amount of all  outstanding
Revolving Loans.

           "Revolving Loan Commitment" means the collective commitments of the Lenders to make Revolving Loans pursuant to
Section  2.1.2 if the conditions set forth in Section 4.1  and
4.2 are met.

          "Revolving Loan Commitment Amount" means $16,500,000 plus the unused portion, if any, of the Letter of Credit
Commitment.

           "Revolving Loan Commitment Termination Date" means the earliest of:

          (a)  the Stated Maturity Date for Revolving Loans;

          (b) immediately and without further action upon the occurrence of any Event of Default described in Section 7.1.4;

           (c) immediately when any other Event of Default shall have occurred and be continuing and either:

                (i) the Revolving Loans shall be declared to be due and payable pursuant to Section 7.3; or

                (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Revolving Loan
     Commitment has been terminated; and

           (d) immediately upon the occurrence of a Change in Control.

           "Revolving Note" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit E-1, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Revolving Percentage" of any Lender means, at any time, in respect of the Revolving Loan Commitment and the Revolving Loans, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to Section 9.11.

           "Secretary" means, with respect to any Person, the secretary, assistant secretary, clerk, assistant clerk or comparable officer of such Person.

           "Security Agreement" means the Security Agreement, dated as of the Original Closing Date, made by the Borrower and its Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders as originally in effect on the Original Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect.

            "Security  Documents"  means,  collectively,   the
Security  Agreement,   the  Borrower  Pledge  Agreement,   the
Borrower Trademark Assignment, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Trademark Assignment, the assignment of "key-man" life insurance described in clause (g) of Section 4.1.8, the assignment of the Interest Rate Contracts described in Section 6.1.13, the assignment of rights described in clause (f) of Section 4.1.8, each other Instrument at any time delivered in connection with this Agreement to secure the Obligations.

           "Sellers" means the "Stockholders" as such terms is defined in the Acquisition Agreement.

           "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

           "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities of such Person (including all liabilities and obligations of such Person, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. The amount attributed to contingent liabilities shall be discounted to reflect the likelihood that such liabilities shall become payable.

           "Stated Maturity Date" means, with respect to (i) the Revolving Loans, September 30, 2002, which may be subject to a 21-month extension at the sole discretion of the Lenders;
(ii) Term Loan A, June 30, 2002; (iii) Term Loan B, June 30, 2004; (iv) Term Loan C, September 30, 2003, and (v) the Letters of Credit Commitment, September 30, 2002, which may be subject to a 21-month extension at the sole discretion of the Lenders.

          "Stock" means all shares of capital stock of or in a corporation, whether voting or non-voting, and including, without limitation, common stock and preferred stock.

           "Subsidiary" of any corporation means any other corporation greater than 50% of the outstanding shares of Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower. For purposes of this Agreement and the other Loan documents, references to Subsidiaries of the Borrower shall include, at all times, the Eligible Subsidiaries.

          "Subsidiary Guaranty" means the Subsidiary Guaranty, dated as of the Original Closing Date, made by each of the Borrower's Subsidiaries in favor of the Agent and the Lenders as originally in effect on the Original Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect.

           "Subsidiary Note" means a promissory note made by a
Subsidiary   payable   to  the  Borrower   and   meeting   the
requirements of Section 6.2.7(e).

           "Subsidiary Pledge Agreement" means the Stock and Notes Pledge Agreement, dated as of the Original Closing Date, made by each of HCSS and Whitney Partners (as successor by merger to AFGL, Inc.) in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Original Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect, pursuant to which each Subsidiary shall pledge to the Agent all of the Stock of companies incorporated in the United States held by such Subsidiary, all of the Stock of companies incorporated in countries other than the United States (up to sixty-six percent (66%) of all of the issued and outstanding Stock of any such company) held by such Subsidiaries, and all promissory notes, other instruments and securities held by such Subsidiary as security for the Obligations.

            "Subsidiary   Trademark  Assignment"   means   the
Collateral Assignment and Security Agreement (Trademarks), dated as of the Original Closing Date, made by the
Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders as originally in effect on the Original Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect.

            "Taxes" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on or measured by its net income and franchise taxes imposed on it.

           "Temporary Staffing Business" means the business of the placement or provision of temporary, permanent, "payrolled" or leased personnel. For the purposes of this definition, "payrolled" employees means (i) those employees who are hired by an entity on behalf of a client and are considered as full-time permanent employees of such client, but whose compensation is paid by such entity, or (ii) those employees of an entity who are considered to be payrolled employees under industry practice or understanding prevailing at the time.

           "Term Loan A" means the Term Loan having an outstanding principal balance of $9,000,000 as of the Closing
Date.

           "Term Loan B" means the Term Loan in the maximum principal amount of $8,000,000 as of the Closing Date.

           "Term Loan C" means the facility to be used for funding acquisitions by the Borrower which are approved by the Required Lenders in the original maximum principal amount of $16,000,000.

          "Term Loans" means, collectively, Term Loan A in the maximum principal amount of $9,000,000, Term Loan B in the maximum principal amount of $8,000,000, and Term Loan C in the maximum principal amount of $16,000,000, in an aggregate principal amount equal to $33,000,000 made to the Borrower or such lesser principal amounts outstanding on or after the Closing Date by the Lenders pursuant to Section 2.1.1.

            "Term   Loan  Commitment"  means  the   collective
commitments of the Lenders to extend the Term Loans pursuant to Section 2.1.1.

           "Term Notes" means, collectively, Term Note A, Term
Note B, and Term Note C.

           "Term Note A" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit E-2, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Term Note B" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit E-3, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Term Note C" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit E-4, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Term Percentage" of any Lender means, at any time, in respect of each of the Term Loans, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to Section 9.11.

           "Transfer  Supplement" means a Commitment  Transfer
Supplement, substantially in the form of Exhibit F, executed pursuant to Section 9.11.

          "type" means, relative to any Borrowing or Loan, the portion thereof being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

           "UCC" means the Uniform Commercial Code of any applicable jurisdiction, as in effect from time to time.

          "United States" or "U.S." means the United States of
America, its 50 States and the District of Columbia.

           "Whitney  Asia  Limited" means  The  Whitney  Group
(Asia) Limited, a corporation organized under the laws of Hong
Kong  which is 100% owned by Whitney Partners.

           "Whitney Asia PTE" means Whitney Asia PTE Ltd., a corporation organized under the laws of Singapore which is 100% owned by the Borrower.

            "Whitney  Group"  means  Whitney  Group   (Europe)
Limited, a corporation organized under the laws of the  United
Kingdom which is 100% owned by Whitney Partners.

           "Whitney Partners" means Whitney Partners, Inc.,  a
Delaware corporation which is a wholly-owned Subsidiary of the Borrower.

           "written" or "in writing" means any form of written communication or a communication by means of telephonic facsimile device.

           SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Note,
Borrowing        Request,       Compliance        Certificate,
Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

            SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

            SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

                          ARTICLE 2.

                          COMMITMENTS

           SECTION 2.1 Term Loans and Revolving Loan Commitment. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make its Term Percentage of the Term Loans described in
Section 2.1.1 and to provide its Revolving Percentage of the Revolving Loan Commitment described in Section 2.1.2.

          SECTION 2.1.1  Term Loans.

               (a) On the Closing Date, each Lender will make a Term Loan A advance to the Borrower equal to its Term
Percentage of Term Loan A.

               (b) On the Closing Date, each Lender will make a Term Loan B advance to the Borrower equal to its Term
Percentage of Term Loan B.

                (c)   On and prior to September 30, 1998, each
Lender will make available Term Loans to the Borrower, upon request of the Borrower and satisfaction of all conditions precedent contained herein, equal to its Term Percentage of Term Loan C up to the maximum aggregate amount of $16,000,000, of which $13,500,000 will be available for 12 months subsequent to the Closing Date for future Temporary Staffing Business acquisitions which are Approved Acquisition Expenditures. Of the funds remaining under Term Loan C, $1,100,000 associated with Acquisition - ASS and $1,400,000 associated with Acquisition - ASA, will be reserved and shall be available from July 30, 1998 to 37 months subsequent to the Closing Date solely to fund not more than the lesser of the Earnout or $1,100,000 with respect to Acquisition - ASS and the Earnout - ASA or $1,400,000 with respect to Acquisition - ASA.

           SECTION 2.1.2. Revolving Loan Commitment. Subject to the limitations in Section 2.1.3, each Lender will, from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Revolving Loan Commitment Termination Date, make Revolving Loans to the Borrower equal to its Revolving Percentage of the aggregate amount of any Borrowing of Revolving Loans requested by the Borrower to be made on such Business Day in accordance with Section 3.1.

           SECTION  2.1.3.  Limitations  on  Revolving  Credit
Commitment.  No Lender shall be required to make any Revolving
Loan, if after giving effect thereto:

          (a) the then aggregate outstanding principal amount of all Revolving Loans plus the aggregate outstanding face amounts of all Letters of Credit would exceed the lesser of
(i) $17,000,000 or (ii) the Borrowing Base; or

          (b) the then aggregate outstanding principal amount of such Lender's Revolving Loans plus such Lender's Letter of Credit Percentage of the aggregate outstanding face amounts of all Letters of Credit would exceed its Revolving Percentage of the lesser of (i) $17,000,000 or (ii) the Borrowing Base.

Subject to the terms hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans, in all cases pursuant to the Revolving Loan Commitment.
          SECTION 2.1.4. Letter of Credit Commitment. Subject to the terms and conditions of this Agreement, the Borrower may request, in accordance with the provisions of this Section
2.1.4 and Section 2.1.5 and the other terms of this Agreement, that on and after the date hereof but prior to the Stated Maturity Date for the Letter of Credit Commitment, the Agent issue or, as a joint applicant with Borrower or an Eligible Subsidiary, that another institution issue a Letter or Letters of Credit for the account of the Borrower or an Eligible Subsidiary; provided (i) that the application for such Letters of Credit shall be in the form substantially identical to Exhibit G attached hereto, (ii) that no Letter of Credit shall have an expiration date later than one year after the date of issuance thereof (provided that a Letter of Credit may provide that it is extendible for consecutive one year periods); (iii) that no Letter of Credit issued hereunder shall have an expiration date (or be extended so that it will expire) later than the Stated Maturity Date for the Letter of Credit Commitment; and (iv) that the Borrower shall not request the issuance of any Letter of Credit, if, after giving effect to such issuance, either (x) the aggregate outstanding face amounts of all Letters of Credit would exceed $500,000.00 or
(y) the aggregate outstanding face amounts of all Letters of Credit plus the aggregate outstanding principal amount of the Revolving Loans would exceed the lesser of (i) $17,000,000 or
(ii) the Borrowing Base.

      SECTION  2.1.5. Notice of Issuance of Letter of  Credit;
Agreement to Issue.

      (a) Whenever the Borrower desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of or joint application for such Letter of Credit, deliver to the Agent a written notice no later than 11:00 AM (local time for the Agent) at least five (5) days in advance of the proposed date of issuance and the Agent shall promptly forward a copy of such notice to each of the Lenders. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the issuer to make payment under the Letter of Credit, provided that the Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 AM (New York, New York time). In determining whether to pay any draft under any Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Letter of Credit Percentage.

           (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for or jointly apply for the issuance on the account of the Borrower or an Eligible Subsidiary a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 2.1.5(a). Immediately upon the issuance of or joint application for each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Letter of Credit Percentage multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Letter of Credit, the Agent shall provide a copy of each such Letter of Credit issued, amended or extended hereunder to each of the Lenders.

      SECTION 2.1.6. Payment of Amounts drawn under Letters of
Credit.

          (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall notify the Borrower and the Lenders on or before the date on which the Agent or other issuer shall make any payment under such Letter of Credit, and the Borrower shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing. If the Borrower does not reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing, such drawing shall be deemed to be a request by Borrower for a Base Rate
Revolving Loan in the amount of such drawing and such Base Rate Revolving Loan may be used to repay the drawing under the Letter of Credit.

          (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof will remain outstanding after the Stated Maturity Date for the Letter of Credit Commitment, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Stated Maturity Date for the Letter of Credit Commitment which amount shall be held by the Agent as cash collateral for its remaining obligations pursuant to such Letters of Credit.

           (c) As between the Borrower and the Agent, the Borrower assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Agent. In furtherance and not in limitation of the foregoing but subject to the exception for the Agent's gross negligence or willful misconduct set forth above, the Agent shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent.

     SECTION 2.1.7. Payment by Lenders. In the event that the Borrower shall fail to reimburse the Agent as provided in
Section 2.1.6, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (New York, New York time) on the Business Day after the date notified by the Agent and such amount shall be deemed to be outstanding hereunder as a Base Rate Revolving
Loan. Each Lender shall be obligated to make such Revolving Loan hereunder regardless of whether the conditions precedent in Article 4 are satisfied and regardless of whether such Revolving Loan complies with the minimum borrowing requirements hereunder. In the event that any such Lender fails to make available to the Agent the amount of such Lender's participation in such drawing under any Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.4.2. The Agent shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Revolving Percentage of all payments received by the Agent from the Borrower in reimbursement of drawings honored by the Agent under such Letter of Credit when such payments are received.

           SECTION  2.2.         Changes  in  Advance  Ratios;
Establishment of Reserves.

            SECTION 2.2.1 Advance Ratios. The Borrower acknowledges that the advance ratio against Eligible Accounts provided for in the definition of "Borrowing Base" in Section
1.1 have been established based upon the Agent's determination of the loan value of the Borrower's Eligible Accounts as of the date of this Agreement. Upon the occurrence and during the continuation of an Event of Default, based on the Agent's customary credit considerations, the Agent may decrease the advance ratios against Eligible Accounts, and any such decrease shall become effective immediately upon the Agent's giving notice thereof to the Borrower.

          SECTION 2.2.2 Establishment of Reserves. The Agent shall have the right to establish, in such amounts, and with respect to such matters, as the Agent, based on the Agent's customary credit considerations, shall deem necessary or appropriate, reserves with respect to (i) Charges and Liens;
(ii) Environmental Liabilities and Costs, (iii) sums as to which the Agent and the Lenders are permitted to make Revolving Loans on the Borrower's behalf under Section 3.3.3 of this Agreement; and (iv) such other matters, events, conditions or contingencies as to which the Agent, based on the Agent's customary credit considerations, reasonably determines reserves should be established from time to time hereunder.


          SECTION 2.3         Commitment Fee

           (a) The Borrower agrees to pay to the Agent, for the account of each Lender, a nonrefundable fee for the period from the Closing Date to and including the Revolving Loan Commitment Termination Date, equal to such Lender's Revolving Percentage of one-half of one percent (0.50%) per annum of (i) the difference between (A) the Revolving Loan Commitment Amount and (B) the average daily aggregate outstanding principal amount of all Revolving Loans and (ii) the unfunded portion of the Term Loan Commitment with respect to Term Loan
C. The fee described in this Section 2.3(a) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.

           (b) The Borrower agrees to pay to the Agent, for the account of each Lender, a nonrefundable fee for the period from the date hereof to and including the Revolving Loan Commitment Termination Date, equal to such Lender's Letter of Credit Percentage of two and three-quarters percent (2.75%) per annum of the aggregate outstanding face amounts of all Letters of Credit. The fee described in this Section 2.3(b) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.

            SECTION   2.4.         Increased  Costs;   Capital
Adequacy

          (a) The Borrower shall pay to each Lender from time to time on demand such amounts as such Lender may determine to be reasonably necessary to compensate it or its holding company for any costs which such Lender determines are attributable to its making or maintaining Loans, issuing or maintaining Letters of Credit (or participations therein), or maintaining Commitments hereunder or its obligation to make any such Loans or issue or maintain any Letters of Credit (or participations therein) hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans, Letters of Credit Commitments or obligation, in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans, Letters of Credit (or participations therein) or Commitments (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any holding company of such bank (including, without limitation, a request or requirement which affects the manner in which any Lender or the holding company of any thereof allocates capital resources to commitments, including the Commitments and obligations of such Lender hereunder). Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this clause (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

           (b) Without limiting the effect of the foregoing provisions of this Section 2.4 (but without duplication), the Borrower shall pay to each Lender from time to time upon demand by such Lender such amounts as the Lender may determine to be reasonably necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans or any Letters of Credit, its obligation to make the Loans, or issue or participate in any Letters of Credit hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Lender will notify the Borrower with a copy to the Agent) if it is entitled to compensation pursuant to this clause (b) as promptly as practicable after it determines to request such compensation.

          (c) Each notice delivered by any Lender pursuant to this Section 2.4 shall contain a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive of the matters
stated   therein  and  be  binding  upon  the  Borrower.    In
determining such amount, any Lender may use any method of averaging and attribution that it in good faith shall deem applicable.

           (d) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in this Section 2.4 shall survive the payment in full of principal, interest and other amounts payable hereunder and under the other Loan Documents for a period of one year after the date of the last payment.

          (e) Notwithstanding anything in this Section 2.4 to the contrary, to the extent that notice is given by any Lender to the Borrower of any amount owing to such Lender under this
Section 2.4 more than 180 days after the occurrence of the event giving rise to such obligation, such Lender shall not be entitled to compensation under this Section 2.4 for any amounts incurred or accruing 180 days prior to the giving of such notice to the Borrower.

          (f) Each Lender agrees that, upon the occurrence of any event giving rise to a claim for any amount owing to such Lender under this Section 2.4, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office, provided that such designation is made on terms that such Lender suffers no economic, legal, regulatory or other disadvantage, with the object of avoiding the consequence which gave rise to the claim for any amount owing under this Section 2.4.



                          ARTICLE 3.

                        LOANS AND NOTES

            SECTION 3.1. Borrowing Procedure. By delivering a Borrowing Request to the Agent at the Agent's Atlanta Office on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may (a) request, on not less than one (1) Business Day's advance notice in the case of Base Rate Loans and not less than three (3) Business Days' advance notice in the case of Eurodollar Loans, that Term Loan A and Term Loan B be made on the Closing Date; and (b) from time to time request, on not less than one (1) nor more than three (3) Business Days' notice, in the case of Base Rate Loans, and not less than three (3) nor more than five (5) Business Days' notice in the case of Eurodollar Loans, that a Borrowing of Revolving Loans or Term Loan C loans be made on the Business Day specified in such Borrowing Request. The Agent shall promptly notify the Lenders of each such Borrowing Request. Subject to Section 2.1.6(a), Borrowings of Base Rate Loans shall be in a minimum aggregate amount equal to $100,000 and in integral multiples of $25,000 or, if less, the amount of the Revolving Loan Availability immediately prior to such Borrowing. Borrowings of Eurodollar Loans shall be in a minimum aggregate amount of $250,000 and in integral multiples of $50,000. Each Revolving Loan or Term Loan C loans shall be made on the Business Day specified in the Borrowing Request therefor (including the initial Revolving Loans to be made on the Closing Date), which Business Day shall be on or after the Closing Date. On such Business Day, each Lender shall, on or before 2:00 p.m., New York City time, deposit same day funds with the Agent in an amount equal to such Lender's Percentage of the requested Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. The proceeds of all Borrowings shall be made available to the Borrower on the Business Day specified in the Borrowing Request by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Borrowing Request therefor; provided, however, that in each case the Agent shall be required to make available to the Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

           SECTION 3.2.        Notes.  All Loans made by  each
Lender shall be evidenced:

           (a) in the case of such Lender's portion of the Term Loans, by a Term Note payable to the order of such Lender in a principal amount equal to such Lender's Term Percentage of the Term Loans; and

           (b) in the case of such Lender's Revolving Loans, by a Revolving Note payable to the order of such Lender in a principal amount equal to such Lender's Revolving Percentage of the Revolving Loan Commitment Amount.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid schedule attached to such Lender's Revolving Note (or on a continuation of any such grid attached to any Revolving Note and made a part thereof), which notations shall evidence, inter alia, the date and outstanding principal amount of the Revolving Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Revolving Loans shall be presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on any such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

           SECTION 3.3         Principal Payments.  Repayments
and prepayments of principal of the Loans shall be made in accordance with this Section 3.3.

           SECTION 3.3.1 Repayments and Prepayments. The Borrower will make payment in full of all unpaid principal of each Loan at its Stated Maturity Date (or such earlier date as such Loan may become or be declared due and payable pursuant to Article 7). Prior thereto, the Borrower:

           (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) as to partial prepayments of the Term Loans and Revolving Loans, all such voluntary prepayments shall require at least one (1) Business Day prior notice to the Agent, (ii) as to the Term Loans and the Revolving Loans, all such voluntary prepayments shall be in a minimum amount of $50,000 (subject to the Borrower's right to prepay in full the entire unpaid principal amount of each Term Loan or the Revolving Loans, as the case may be), (iii) as to the Term Loans, all such voluntary prepayments shall be applied to such Term Loans as the Borrower shall indicate in such notice, and (iv) as to the voluntary prepayment in full of the Term Loans and the termination of the Revolving Loan Commitment and the Letter of Credit Commitment, such prepayment shall require at least five
(5) Business Days prior written notice to the Agent;

           (b) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving Loans plus the aggregate outstanding face amounts of all Letters of Credit exceeds the lesser of (i) $17,000,000 or (ii) the Borrowing Base, make a mandatory prepayment of the outstanding principal amount of Revolving Loans in an amount equal to such excess amount;

            (c) shall, on each Quarterly Payment Date, commencing on September 30, 1997, make a scheduled payment of a portion of the outstanding principal amount of the Term Loan A equal to the amount shown below opposite each such Quarterly Payment Date:





Quarterly

Principal
Quarterly Payment Dates Occurring During the Period from:    Payment

Closing Date through (and including) June 30, 1998   362,500
July 1, 1998 through (and including) June 30, 1999   400,000
July 1, 1999 through (and including) June 30, 2000   437,500
July 1, 2000 through (and including) June 30, 2001   500,000
July 1, 2001 through (and including) June 30, 2002   550,000

            (d) shall, on each Quarterly Payment Date, commencing September 30, 1998, make a scheduled payment of a portion of the outstanding principal amount of the Term Loan B equal to the amount shown below opposite each such Quarterly Payment Date:


Quarterly

Principal
Quarterly  Payment  Dates Occurring During  the  Period  from:
Payment

Closing Date through (and including) June 30, 1998$     20,000
July 1, 1998 through (and including) June 30, 1999$     20,000
July 1, 1999 through (and including) June 30, 2000$     20,000
July 1, 2000 through (and including) June 30, 2001$     20,000
July 1, 2001 through (and including) June 30, 2002$     20,000
July 1, 2002 through (and including) June 30, 2003$   250,000
      July 1, 2003 through (and including) June 30, 2004$1,650
,000

            (e) shall, on each Quarterly Payment Date, commencing December 31, 1998, make a scheduled payment of a portion of the outstanding principal amount of the Term Loan C in the amount shown below opposite each such Quarterly Payment
Date:


Quarterly Principal
                                                Payment  as  a
Percentage
                                                       of  the
Total Term
                                                       Loan  C
outstanding
Quarterly  Payment  Dates Occurring During  the  Period  from:
on September 30, 1998

December  31, 1998 through (and including) September 30,  1999
2.0%
October  1,  1999 through (and including) September  30,  2000
3.4375%
October  1,  2000 through (and including) September  30,  2001
4.9375%
October  1,  2001 through (and including) September  30,  2002
5.9375%
October  1,  2002 through (and including) September  30,  2003
8.6875%

provided, however, to the extent advances under Term Loan C are made subsequent to September 30, 1998, such advances shall be repaid pro rata among the remaining payments set forth above, and, in any event, all amounts outstanding under Term Loan C shall be due and payable on the stated Maturity Date.

           (f) shall, concurrently with the receipt by the Borrower or any Subsidiary of any Net Disposition Proceeds in excess of $20,000 in the aggregate during any Fiscal Year, make a mandatory prepayment of the Loans, in each case in an aggregate amount equal to such Net Disposition Proceeds; provided, that should Borrower or any Subsidiary receive any Net Disposition Proceeds from the disposition of the Incepta Shares and no Default or an Event of Default shall have occurred and be continuing, (i) the mandatory prepayment of the Loans Borrower shall be required to make under this clause
(f) of Section 3.3.1 shall be limited to one-third of such Net Disposition Proceeds; (ii) an additional one-third of such Net Disposition Proceeds shall be used to repay any outstanding Revolving Loans, if any; and (iii) one-third of such Net Disposition Proceeds shall be available to the Borrower or any Subsidiary to pay Approved Acquisition Expenditures incurred within one hundred eighty (180) days of such disposition, if Approved Acquisition Expenditures are not incurred within such period, the amounts subject to this clause (iii) shall be divided equally and applied as set forth in clauses (i) and
(ii)  above;  provided,  further,  that  this  clause  (f)  of
Section 3.3.1 shall not in any event be deemed a consent to any disposition by the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

           (g) shall, concurrently with the receipt by the Borrower or any Subsidiary of any Net Securities Proceeds in excess of $2,000,000 in the aggregate during the term of this Agreement, make a mandatory prepayment of the Loans if the Leverage Ratio as of the last Fiscal Quarter exceeds 3.00:1.00 in an aggregate amount sufficient to reduce the Leverage Ratio to 3.00:1.00; provided that this clause (e) of Section 3.3.1 shall not in any event be deemed a consent to any issuance of Stock or the incurrence of Indebtedness by the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

            (h) shall, concurrently with receipt by the Borrower or any Subsidiary of any Net Indebtedness Proceeds in excess of $50,000 in the aggregate during any Fiscal Year, make a mandatory prepayment of the Loans, in an aggregate amount equal to such Net Indebtedness Proceeds; provided that this clause (f) of Section 3.3.1 shall not in any event be deemed a consent to any issuance of Indebtedness by the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or any of the other Loan Documents;

           (i) shall, concurrently with the delivery of the financial information required under clause (a)(i) of Section
6.1.1 (but in no event later than the date such information is required to be delivered), make a mandatory prepayment of a portion of the outstanding principal amount of the Loans in an amount equal to 70% of Excess Cash Flow for the Fiscal Year with respect to which such financial information was delivered or is required to be delivered;

           (j) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount by which such condemnation awards exceed the actual cost incurred to replace or restore the property or asset which was the subject of such Loss as nearly as practicable to conditions prior to such Loss;

           (k) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Borrower or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

           (l) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied);

           (m) shall, concurrently with the receipt by the Borrower of any proceeds of the life insurance policies described in clause (b) of Section 6.1.5, make a mandatory prepayment of the Loans in an amount equal to the amount of such insurance proceeds;

           (n) shall, concurrently with the receipt by the Borrower of any amount payable by the Sellers to the Borrower pursuant to or as a result of the breach by the Sellers of the Acquisition Agreement, make a mandatory prepayment in an aggregate amount equal to the amount so received;

           (o) shall prepay the entire outstanding principal amount of the Loans together with accrued and unpaid interest and all of the outstanding Obligations hereunder upon the occurrence of a Change in Control; and

           (p) shall, concurrently with the delivery of the Borrowing Base Certificate required under clause (i) of
Section 6.1.1, make a mandatory prepayment of Revolving Loans in the amount, if any, by which the aggregate Revolving Loans outstanding and Letters of Credit outstanding exceed the Borrowing Base shown thereon.

           SECTION 3.3.2. Application. Each prepayment or repayment of principal required under clauses (f) through (o) of Section 3.3.1 shall be applied (i) if made on or prior to September 30, 1998, first, pro rata to the scheduled installments due on Term Loan A under clause (c) of Section
3.3.1 and to the scheduled installments due on Term Loan B under clause (d) of Section 3.3.1, each in inverse order of maturity until Term Loan A and Term Loan B have been fully repaid; then to scheduled installments due on Term Loan C under clause (e) of Section 3.3.1 in inverse order of maturity and to any Revolving Loans, in each case on a pro rata basis until fully repaid, and (ii) if made thereafter, to the scheduled installments due on the Term Loans under clauses
(c), (d), and (e) of Section 3.3.1 in inverse order of maturity, in each case on a pro rata basis until repaid, and then to any Revolving Loans.

          SECTION 3.3.3. Revolving Loans on Borrower's Behalf. The Lenders are authorized to, and at their option may, make Revolving Loans on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest owed by the Borrower to the Lenders or the Agent under this Agreement and the other Loan Documents. Such Revolving Loans shall be made when and as the Borrower fails promptly to pay same, and all such Revolving Loans shall constitute Revolving Loans made to the Borrower and shall be secured by all of the Collateral.

            SECTION 3.3.4. Reduction of Revolving Loan Commitment. The Revolving Loan Commitment shall be permanently reduced by the amount of any prepayments required to be applied to any Revolving Loans pursuant to Section 3.3.2 (such reduction to occur regardless of whether any Revolving Loans are outstanding).

           SECTION  3.4          Interest.   Interest  on  the
outstanding   principal  amount  of  the   Loans   and   other
outstanding  Obligations  shall  accrue  and  be  payable   in
accordance with this Section 3.4.

          SECTION Term Loan Rate. Subject to Section 3.4.4, the Term Loans or any portion thereof shall accrue interest at the following rates per annum, at the election of the Borrower, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:

          (a)  during such periods as Term Loan A or Term Loan
     C  or  any portion thereof are Base Rate Loans,  the  ING
     Alternate Base Rate (as in effect from time to time) plus
     1.75%;

          (b)  during such periods as Term Loan A or Term Loan
     C or any portion thereof are Eurodollar Loans, for each Interest Period relating thereto, the Eurodollar Rate for such Interest Period plus 3.25%;

           (c) during such periods as Term Loan B or any portion thereof is a Base Rate Loan, the ING Alternate
     Base Rate (as in effect from time to time) plus 2.00%;

           (d) during such periods as Term Loan B or any portion thereof is a Eurodollar Loan, for each Interest
     Period relating thereto, the Eurodollar Rate for such Interest Period plus 3.50%.

           SECTION  3.4.2.  Revolving Loan Rate.   Subject  to
Section 3.4.4, Borrowings of Revolving Loans shall accrue interest at the following rates per annum, at the election of the Borrower pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:
           (a) during such periods as such Borrowing consists of Base Rate Loans, the ING Alternate Base Rate (as in effect from time to time) plus 1.25%, and

           (b) during such periods as such Borrowing consists of Eurodollar Loans, for each Interest Period relating thereto, the Eurodollar Rate for such Interest Period plus 2.75%.

            SECTION 3.4.3. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice, that all or any portion in an aggregate minimum amount of $250,000 and an integral multiple of $50,000 in excess thereof of Revolving Loans or the Term Loans be, in the case of Base Rate Loans, converted to Eurodollar Loans or continued as Eurodollar Loans; provided, however, that:

           (a) each such continuation or conversion shall be pro rata among the applicable outstanding Term Percentages of the Term Loans or Revolving Percentages of Revolving Loans, as the case may be, of all Lenders; and

           (b)  no portion of the outstanding principal amount
of  any  Loan  may  be  continued as,  or  converted  into,  a
Eurodollar  Loan  when  any  Default  has  occurred   and   is
continuing.

The Agent shall give prompt telephonic notice to each Lender of the interest rate determined pursuant to this Section 3.4.3 with respect to such Loans. Absent delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan.

           SECTION 3.4.4. Post-Default Rates. From and after the occurrence of an Event of Default and during the continuance thereof, the Borrower shall pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and Obligations.

           SECTION 3.4.5. Payment Dates. Accrued interest on any Loans shall be payable, without duplication:

           (a) on the Stated Maturity Date applicable to such Loans;

          (b) with respect to any portion of any Loan prepaid or repaid pursuant to Section 3.3.1, on the date such prepayment or repayment is due as provided in Section 3.3.1 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment;

           (c) with respect to Base Rate Loans, on each Quarterly Payment Date, commencing with the first such day following the Closing Date;

           (d) with respect to Eurodollar Loans, on the last day of each applicable Interest Period (and if such Interest Period shall exceed three months, also on the numerically corresponding day of the third calendar month after the commencement of such Interest Period);

           (e) with respect to any Base Rate Loans converted into Eurodollar Loans on a day which is not a Quarterly
Payment Date, on the date of such conversion; and

           (f) on the date of acceleration of such Loans pursuant to Section 7.2 or 7.3.

Interest accruing at the Post-Default Rate and, to the extent permitted by applicable law, interest on overdue amounts
(including overdue interest), shall be payable upon demand.

             SECTION   3.4.6.   Rate   Determinations.     All
determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive in the absence of manifest error.

            SECTION  3.4.7.  Limitation  on  Types  of  Loans.
Anything herein to the contrary notwithstanding, if on or prior to the determination of any Eurodollar Rate for any Interest Period:

           (a) the Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

           (b) the Required Lenders determine in good faith, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current
Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be converted into Base Rate Loans in accordance with Section 3.4.9 hereof.


          SECTION 3.4.8. Illegality

           (a) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 3.4.9 hereof shall be applicable).

           (b) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue or jointly apply for any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit hereunder, if the issuance of or joint application for such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Agent to such effect at least three (3) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to Sections 2.1.4 and 2.1.5 hereof.

           SECTION 3.4.9. Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Sections 3.4.7 or 3.4.8 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a conversion required by Sections 3.4.7 or 3.4.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.4.7 or 3.4.8 hereof which gave rise to such conversion no longer exist:

           (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

           (b) all Loans which would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

Promptly after the circumstances specified in Sections 3.4.7 or 3.4.8 which gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this Section 3.4.9 no longer exist, such Lender shall give the Agent and the Borrower notice thereof, and the Borrower may thereafter request conversion of such Loans to Eurodollar Loans, subject to the subsequent application of Section 3.4.7 or 3.4.8.

           SECTION 3.4.10. Compensation. The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

           (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to
Article 7 hereof) on a date other than the last day of the Interest Period for such Loan; or

           (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article 4 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the Borrowing Request given pursuant to Section 3.1 hereof.

          SECTION 3.5.        Taxes

           (a) Any and all payments by the Borrower hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 3.5, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

           (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to this Agreement, the Notes, or any other Loan Document.

          (c) The Borrower will indemnify each Lender and the Agent for the full amount of the taxes, charges and levies described in clauses (a) and (b) of this Section 3.5 (including, without limitation, any such taxes, charges and levies imposed by any jurisdiction on amounts payable under this Section 3.5) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. Payment under this clause (c) shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of any receipt received by the Borrower evidencing payment thereof.

          (e) On or prior to the Closing Date and on or prior to the first Business Day of each calendar year thereafter, each Foreign Lender shall provide the Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Foreign Lenders's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under the Notes or (ii) that all payments to be made to such Foreign Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each Foreign Lender agrees to provide the Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agent and the Borrower.

           (f) In the event that the Agent or any Lender receives a refund or credit that, in the sole determination of the Agent or such Lender, is attributable to any taxes paid on its behalf by the Borrower in accordance with this Section 3.5, the Agent or such Lenders, as the case may be, shall pay an amount equal to such refund or credit to the Borrower.

           (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 3.5 shall survive the payment in full of principal and interest hereunder and under the Notes.

            SECTION   3.6.          Payments,  Interest   Rate
Computations, Other Computations, etc. All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, (a) in respect of principal or interest on the Term Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the Term Notes, and, (b) in respect of principal or interest on the Revolving Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the Revolving Notes. The payment of the commitment fee referred to in Section 2.3 (a) shall be made by the Borrower to the Agent for the account of the Lenders entitled thereto pro rata according to their respective Revolving Percentages. The payment of the Letter of Credit Fee referred to in Section 2.3(b) shall be made by the Borrower to the Agent for the account of the Lenders entitled thereto pro rata according to their respective Letter of Credit. All other amounts payable to the Agent or any Lender under this Agreement or any other Loan Document (except under
Section 2.3) shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in the type of funds received to each Lender notified to the Agent its share, if any, of such payments received by the Agent for the account of such Lender or holder. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (365 days in the case of interest computed on the basis of the ING Alternate Base Rate). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day

           SECTION 3.7. Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's or holder's pro rata share of payments then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its pro rata share shall purchase from the other Lenders such participations in such Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to
Section 3.8) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy,  insolvency  or  other  similar  law,  any  Lender receives  a  secured claim in lieu of a setoff to  which  this
Section 3.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.7 to share in the benefits of any recovery on such secured claim.

          SECTION 3.8. Setoff. In addition to, and not in limitation of, any rights of any Lender under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender, a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 3.7.




          SECTION 3.9.        Use of Proceeds.

          (a) The Borrower shall use the proceeds of the Term Loans and the Revolving Loans (i) to pay costs and expenses arising in connection with the transactions contemplated hereby which are set forth in Item 1 ("Transaction Costs") of the Disclosure Schedule (subject to the Agent's approval of such costs and expenses), (ii) to refinance existing Indebtedness to the Lenders, (iii) to pay the Earnout and Earnout - ASA or for Approved Acquisition Expenditures, and
(iv) to make Acquisitions of Temporary Staffing Businesses approved in writing by the Lenders in their sole discretion.

           (b) The Borrower shall use the proceeds of the Revolving Loans made after the Closing Date for the on-going working capital needs of the Borrower and its Subsidiaries.

           (c) No part of the proceeds of any Loans shall be used for any purpose which violates Regulations G, T, U or X of the F.R.S. Board.

      SECTION 3.10. Letter of Credit Obligations Absolute. The obligation of the Borrower to reimburse the Agent for drawings made under Letters of Credit issued for the account of the Borrower or any Eligible Subsidiary, whether or not issued for the joint account of the Agent, and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

           (a) Any lack of validity or enforceability of any Letter of Credit;

          (b) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between the Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of the Borrower to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

           (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
           (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

           (f) The fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 3.10 shall prevent an action against the Agent for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

                          ARTICLE 4.

                      CONDITIONS TO LOANS

           SECTION 4.1. Initial Loans and Letters of Credit. The obligations of the Lenders to fund the Term Loans and the Revolving Loans and issue or jointly apply for Letters of Credit on or after the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.

           SECTION 4.1.1. Resolutions, etc. The Agent shall have received:

           (a) a certificate, dated the Closing Date, of the Secretary of the Borrower and each Eligible Subsidiary as of the Closing Date as to:

           (i) resolutions of its Board of Directors, then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the related transactions contemplated thereby, and

           (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Loan Party canceling or amending such prior certificates;

           (b)   a so-called "good standing" certificate  with
respect  to  the  Borrower as of the  Closing  Date  from  the
appropriate  Governmental  Authority  of  the  State  of   its
incorporation;

          (c) evidence of qualification of the Borrower as of the Closing Date to do business in each other jurisdiction in which the failure to so qualify could result in a Material
Adverse Change; and

           (d) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation or Regulatory Approval.

          SECTION 4.1.2. Notes. The Agent shall have received for the account of each Lender, such Lender's Term Notes and Revolving Note, in each case duly executed and delivered pursuant to Section 3.2.

          SECTION 4.1.3. Subsidiary Guaranty. The Agent shall have received for the account of each Lender the Subsidiary
Guaranty, duly executed and delivered by each Subsidiary of the Borrower.

           SECTION  4.1.4.  No Contest, etc.   No  litigation,
arbitration,    governmental    investigation,     injunction,
proceeding or inquiry shall be pending or, to the knowledge of the Borrower, threatened which:

           (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with the Acquisition Agreement, this Agreement or any Loan Document; or

           (b) would, in the opinion of the Agent, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby;

No litigation set forth in Item 3 (Litigation) of the Disclosure Schedule, in the reasonable opinion of the Agent, could result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

            SECTION   4.1.5.  Certificate  as   to   Completed
Conditions, Warranties, No Default, etc. The Agent shall have received a certificate, dated the Closing Date, of the chief executive officer of the Borrower, to the effect that:

           (a)   all  conditions precedent set forth  in  this
Section 4.1 have been satisfied;

          (b)  all representations and warranties set forth in
Article 5 are true and correct in all material respects;

          (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects;

          (d) no Default or Event of Default has occurred and is continuing; and

           (e) there has been no change in any Organic Document of Borrower or any Eligible Subsidiary since the Prior Closing Date (or each Eligible Subsidiary has delivered to the Agent a Secretary's Certificate signed by the chief executive officer of such Subsidiary to similar effect as to such Subsidiary).

          SECTION 4.1.6. Opinions of Counsel. The Agent shall have received opinion letters, dated the Closing Date and addressed to the Agent and all Lenders, from Christy & Viener or other counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent, and covering such matters as the Agent may request. Additionally, the Agent shall have received opinion letters, dated the Closing Date and addressed to the Agent and all Lenders from local counsel, in form and substance satisfactory to the Agent and covering such matters as the Agent may request.

           SECTION 4.1.7. Closing Fees, Expenses, etc. The Agent shall have received the facility fee, which was due and payable pursuant to the terms of the Facility Fee Letter, and all costs and expenses which have been invoiced and are payable upon the initial Borrowing pursuant to Section 9.3.

           SECTION  4.1.8. Security Documents and  Perfection.
The Agent shall have received:

           (a)   The Security Agreement, duly executed  by  an
Authorized   Officer  of  the  Borrower  and   each   Eligible
Subsidiary of the Borrower;

          (b) The Borrower Trademark Assignment duly executed by an Authorized Officer of the Borrower, and the Subsidiary Trademark Assignment duly executed by an Authorized Officer of each Subsidiary of the Borrower owning U.S. patents or trademarks;

           (c) Evidence of the execution and delivery of all filings of the Financing Statements with respect to the Security Agreement and other Security Documents; searches or other evidence as to the absence of any perfected security interests or Liens (except those previously disclosed to and consented to by the Lenders); and evidence that all other actions (including all actions necessary such that the Trademark Assignment are acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to perfect such Liens;

          (d) The Borrower Pledge Agreement, duly executed by an Authorized Officer of the Borrower, and the Subsidiary
Pledge Agreement, duly executed by an Authorized Officer of each Subsidiary.

           (e) All (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, which pledged securities shall consist of the Incepta Shares, all outstanding Stock of all other Subsidiaries of the Borrower incorporated in the United States, sixty-six percent (66%) of all other Subsidiaries of the Borrower incorporated in countries other than the United States, and all stock of the Borrower pledged to the Borrower by its employees, officers and directors, and
(ii) all promissory notes, including, without limitation, the Goldstein Note, and other instruments owned by Borrower or other Subsidiaries duly endorsed in blank pledged under the Borrower Pledge Agreement or the Subsidiary Pledge Agreement.

           (f) A collateral assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of the Borrower's rights under all acquisition agreements and all other documents executed or delivered by any seller of a Temporary Staffing Business to Borrower or an Affiliate pursuant to such acquisition agreements, duly consented to by such Sellers, which assignment shall be in form and substance satisfactory to the Agent; and

          (g) An assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of the insurance policies described in Section 4.1.12 (with respect to which the insurer shall have executed and delivered to the Agent a written consent), which assignment shall be in form and substance satisfactory to the Agent.

           SECTION 4.1.9. Employment Agreements; Compensation. The Agent shall have received, certified by the Borrower, copies of all employment agreements to which the Borrower or any of its Subsidiaries is a party and the Agent shall be satisfied in all respects with the levels of compensation (including, without limitation, fees, wages, salaries, bonuses, deferred payment arrangements, stock options, incentive plans and pension or employee benefit contributions) paid to key members of management.

          SECTION 4.1.10 Pension and Welfare Liabilities. The Agent shall have received (i) the most recent actuarial valuation report for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service for each such Single Employer Plan most recently filed with the Internal Revenue Service, and
(ii) a report prepared by the Borrower in form and substance satisfactory to the Agent detailing any liabilities of the Borrower and each of its Subsidiaries, and of each Commonly Controlled Entity of the Borrower for post-retirement benefits under Plans which are welfare benefit plans.

          SECTION 4.1.11. Insurance. The Agent shall have received evidence satisfactory to it that the insurance maintained by the Borrower and its Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts satisfactory to the Agent and, in the case of insurance maintained by the Borrower and its Subsidiaries, under policies naming the Agent as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complying with the requirements of this Agreement and the Security Documents.

          SECTION 4.1.12. Key Man Insurance. The Borrower shall have purchased "key-man" life insurance policies in the total amount of not less than $7,960,700 on the lives of [Gary
S. Goldstein, Barry Roseman, Alicia C. Lazaro, Eugene Y. Shen, Ken Watanabe, Ronald Wendlinger, Michael List and Irene Cohen].

          SECTION 4.1.13.     Financial Information, etc.  The
Agent shall have received the historical financial statements referred to in Section 5.4, and the Projections.

           SECTION 4.1.14. Solvency, etc. As of the Closing Date the assets of the Borrower and each Eligible Subsidiary shall be at least $100,000 greater than the liabilities of the Borrower and each Eligible Subsidiary (including all liabilities and obligations of the Borrower and each Eligible Subsidiary, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, except to the extent noted thereon); and the Agent shall have received a certificate of the chief operating officer of the Borrower and each Eligible Subsidiary dated the Closing Date, stating that, after giving effect to the consummation of the transactions contemplated by this Agreement to occur on the Closing Date, the Borrower and each Eligible Subsidiary is Solvent.

          SECTION 4.1.15.     [INTENTIONALLY LEFT BLANK

          SECTION 4.1.16.     [INTENTIONALLY LEFT BLANK

          SECTION 4.1.17.     [INTENTIONALLY LEFT BLANK

            SECTION   4.1.18.      Review  of  the  Borrower's
Operations. The Agent or its representatives shall have completed their review of the Borrower's management information systems, accounting, financial reporting and cash management systems as well as the legal structure of each Loan Party and the nature of each Loan Party's asset composition and contingent liabilities, and the Agent shall be satisfied in all respects with the results of such review.

           SECTION 4.1.19. Material Contracts. The Agent shall have received a certificate from an Authorized Officer of the Borrower and each Eligible Subsidiary to the effect that attached thereto are true and correct copies of each of the items listed on Item 5 ("Material Contracts") of the Disclosure Schedule, other than those delivered to the Agent as of the Original Closing Date and the Acquisition Agreement
- ASS, the Acquisition Agreement - ASA, and the documents related to the Vogue acquisition, and the Agent shall be satisfied in all respects with terms of such items.

           SECTION  4.1.20.      Letter to  Accountants.   The
Agent shall have received satisfactory evidence that the Borrower has delivered a letter to its independent public accountants authorizing such public accountants to discuss the Borrower's and each other Loan Party's financial matters with the Agent and each Lender or any of their respective representatives whether or not a representative of the Borrower is present.

           SECTION  4.1.21.     Other Documents, Certificates,
Etc.   The  Agent  shall have received such  other  documents,
certificates, opinions of counsel or other materials as it reasonably requests from any Loan Party.

          SECTION 4.2.        All Loans and Letters of Credit.
The obligations of the Lenders to fund the Revolving Loans and issue or jointly apply for Letters of Credit after the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.2.

            SECTION 4.2.1. Compliance with Warranties, No Default, etc. The representations and warranties set forth in
Article 5 shall have been true and correct in all material respects as of the date initially made. In addition, both before and after giving effect to the making of any such Loan:

           (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly made as of a specified date, in which case such representations and warranties shall be true as of such specified date);

          (b) all representations and warranties set forth in the Security Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly made as of a specified date, in which case such representations and warranties shall be true as of such specified date);

           (c) no material adverse development shall have occurred in any litigation, arbitration or governmental investigation, proceeding or inquiry disclosed pursuant to
Section 5.7 which renders such litigation, arbitration or governmental investigation or inquiry or proceeding, in the reasonable opinion of the Required Lenders, likely to be adversely determined and, if adversely determined, could result in a Material Adverse Change;

           (d) no Default or Event of Default shall have occurred and be continuing; and

            (e)    the   aggregate  of  all  Revolving   Loans
outstanding plus the aggregate face amounts of all outstanding
Letters of Credit does not exceed the Borrowing Base.

            SECTION  4.2.3.  Satisfactory  Legal  Form.    All
documents executed or submitted by or on behalf of the Borrower or any Subsidiary shall be reasonably satisfactory in form and substance to the Agent and its counsel, the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Agent or its counsel may request. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

           SECTION 4.2.4. Margin Regulations. The making of such Loan and the use of the proceeds thereof shall not violate Regulations G, T, U and X of the F.R.S. Board.

           SECTION 4.2.5. Adverse Change. In the reasonable judgment of the Required Lenders, no Material Adverse Change shall have occurred since the Original Closing Date.
           SECTION 4.2.6. Change in Law. On the date of such Loan, no change shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.

                           ARTICLE 5

                       WARRANTIES, ETC.

           In order to induce the Lenders and the Agent to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans and issue or jointly apply for or participate in the Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as set forth in this Article 5.

           SECTION 5.1. Organization, Power, Authority, etc. Each of the Borrower and its Subsidiaries (i) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and, except as set forth in Item 6 ("Governmental Licenses") of the Disclosure Schedule, holds all governmental licenses, permits, registrations and other Regulatory Approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date and as contemplated to be conducted subsequent to the Closing Date. The Borrower has full power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to obtain Loans hereunder.

            SECTION 5.2. Due Authorization. The execution and delivery by each Loan Party of each Loan Document executed or to be executed by it, and the incurrence and performance by such Loan Party of the Obligations have been duly authorized by all necessary corporate action, do not require any Regulatory Approval (except those Regulatory Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of such Loan Party or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any such Lien on such Loan Party's properties pursuant to the provisions of any Contractual Obligation of such Loan Party.

           SECTION 5.3. Validity, etc. Each of this Agreement, the Notes and the other Loan Documents constitutes, the legal, valid and binding obligation of the each Loan Party executing and delivering such Loan Document, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
          SECTION 5.4.        Financial Information; Solvency

           (a) Except as disclosed in Item 7 ("Exceptions to GAAP") of the Disclosure Schedule, all balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Borrower and its Subsidiaries which have been furnished by or on behalf of the Borrower and its Subsidiaries to the Agent and the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

           (i) the consolidated audited balance sheets of the Borrower as of December 31, 1994, December 31, 1995, and December 31, 1996, and the related consolidated statements of income and cash flows for each of the three
     (3) fiscal years of the Borrower ending December 31, 1994, December 31, 1995 and December 31, 1996, together with the opinion thereon of Mortenson and Associates, P.C. for Fiscal Years 1994 and 1995 and of Ernst & Young, L.L.P. for Fiscal Year 1996 and the unaudited consolidated financial statements for the Borrower as of June 30, 1997;

          (ii) the consolidated audit balance sheets of ASS as of December 31, 1995 and December 31, 1996, and the related consolidated statements of income and cash flows for each of the two (2) fiscal years of ASS ending December 31, 1995 and December 31, 1996 together with the opinion thereon of Ernst & Young, L.L.P.

           (iii) the consolidated reviewed balance sheets of Irene Cohen as of December 31, 1994 and December 31, 1995, and the related consolidated statements of income and cash flows for each of the two (2) fiscal years of Irene Cohen ending December 31, 1994 and December 31, 1995, together with the opinion thereon of Rosenblatt, Slavet & Redezky, C.P.A., P.C.;

           (iv)  the  consolidated  financial  statements  for
     Administrative   Sales   Associates   Temps,   Inc.   and
     Administrative  Sales Associates, Inc. for  December  31,
     1995 and December 31, 1996;

          (v)  the Projections;

have been prepared in accordance with GAAP consistently applied (except to the extent items in the Projections are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the Closing Date, the Borrower nor any of its respective Subsidiaries has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described in clauses (i), (ii), (iii) and (iv).

           (b) After giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents to occur on the Closing Date (including the Acquisition and the Loan and the initial Revolving Loans), the Borrower and each Subsidiary is Solvent.

           SECTION 5.5. Material Adverse Change. Since December 31, 1995, there has been no material adverse change in the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or in any industry in which the Borrower or any of its Subsidiaries is engaged in any material respect.

          SECTION 5.6. Absence of Default. Neither the Borrower nor any Subsidiary is in default in the payment of (or in the performance of any material obligation applicable to) any Indebtedness, or is in material default under any regulation of any Governmental Agency or court decree or order, or is in default under any Requirements of Law which default could result in a Material Adverse Change.

           SECTION  5.7.        Litigation, Legislation,  etc.
Except as disclosed in Item 3 (Litigation) of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could result in a Material Adverse Change; and none of the proceedings set forth in such Item 3 seeks to amend, modify or enjoin the transactions contemplated hereby or is likely to be adversely determined. To the knowledge of the Borrower, there is no legislation, governmental regulation or judicial decision that could result in a Material Adverse Change.

           SECTION  5.8.        Regulations G,  T,  U  and  X.
Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation G or U) and, no assets of the Borrower or any Subsidiary consist of Margin Stock. The Loans hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X.

           SECTION 5.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Holding Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

           SECTION 5.10. Taxes. Each of the Borrower and its present or past Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
           SECTION 5.11. Pension and Welfare Plans. (a) Except as disclosed in Item 8 (Benefit Plans) of the Disclosure Schedule, neither the Borrower nor any Subsidiary or Commonly Controlled Entity has assumed any material liability under any employee benefit plan, fund, program, arrangement, agreement or commitment maintained by or on behalf of or contributed to by or on behalf of any entity or trade or business which, together with any of such corporations, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the IRC. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity shall be subject (directly or indirectly) to any material liability, tax or penalty whatsoever to any person whomsoever with respect to any employee benefit plan, fund, program, arrangement, agreement or commitment described in the immediately preceding sentence.

           (b) No Reportable Event which could result in a Material Adverse Change has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. The Borrower, each Commonly Controlled Entity, each Subsidiary, each Plan, and each trust maintained pursuant to any such Plan have complied in all material respects with the applicable provisions of ERISA, the IRC, and any other applicable laws. Except as disclosed in Item 8 (Benefit Plans) of the
Disclosure Schedule, the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions that would be used in a termination of each such Plan) did not, as of the last annual valuation date for which an actuarial valuation report has been done, exceed the value of the assets of such Plan as of such date. Except as disclosed in such Item 8, neither the Borrower nor any Commonly Controlled Entity or Subsidiary has incurred any liability to the PBGC or to any other Person under Section 4062, 4063 or Section 4064 of ERISA on account of the termination of, or its withdrawal from, a Single Employer Plan, and no Lien has been imposed on the assets of the Borrower or any Commonly Controlled Entity or Subsidiary under Section 4068 of ERISA. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, there does not exist any event or condition which would permit the institution of proceedings to terminate any Single Employer Plan pursuant to Section 4042 of ERISA. Except as disclosed in Item 8 of the Disclosure Schedule, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of IRC), whether or not waived, exists with respect to any Pension Plan. The Borrower and each Commonly Controlled Entity and Subsidiary have timely made in full each quarterly installment payment to any Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the IRC and have also made full and timely payment of any other costs or expenses related to such a Plan. The Borrower and all Commonly Controlled Entities and Subsidiaries have made full and timely payment of all contributions to Multiemployer Plans required under ERISA, the IRC or applicable collective bargaining agreements. Neither the Borrower nor any Commonly Controlled Entity or Subsidiary has had a complete or partial withdrawal from any Multiemployer Pension Plan and the liability to which the Borrower or any Commonly Controlled Entity or Subsidiary would become subject under ERISA if the Borrower or any such Commonly Controlled Entity or Subsidiary were to withdraw completely from all Multiemployer Pension Plans as of the valuation date most closely preceding the date hereof is not in excess of $100,000. No such Multiemployer Pension Plan has been terminated or is in Plan Reorganization or ERISA Insolvent, nor, to the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, is any such Multiemployer Pension Plan likely to be terminated or to become in Plan Reorganization or ERISA Insolvent. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived, exists with respect to any
Multiemployer Plan. The present value (determined using assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) is not in excess of $100,000. No written notice of liability has been received with respect to the Borrower, any of its Subsidiaries, or any Plan for any "prohibited transaction" (within the meaning of Section 4975 of the IRC or Section 406 of ERISA), nor has any such prohibited transaction resulting in material liability to the Borrower or any of its
Subsidiaries occurred. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity will, as a result of consummating the transactions contemplated by this Agreement (pursuant to the provisions of the Agreement, by operation of law or otherwise) (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violations of Section 4975 of the IRC or any civil penalty imposed by the Department of Labor for any alleged violations of Section 406 of ERISA, (ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such
Section 4975 of the IRC or Section 406 of ERISA with respect to any Plan for which no exemption is available or (iii) have incurred any liability to the PBGC (other than ordinary and usual PBGC premium liability) or any liability for complete or partial withdrawal to any Multiemployer Plan. Neither the Borrower nor any Subsidiary is subject (directly or indirectly) to, and no facts exist which could subject the Borrower or any Subsidiary (directly or indirectly) to, any other liability, penalty, tax or lien whatsoever, which could result in a Material Adverse Change and which is directly or indirectly related to any Plan, including, but not limited to, liability for any damages or penalties arising under Title I or Title IV of ERISA, liability for any tax or penalty resulting from a loss of deduction under Section 404 or 419 of the IRC, any tax or penalty under chapter 43 of the IRC, or any taxes or penalties under any other applicable law, but excluding any liability to make contributions or pay premiums to or under an ongoing Plan before the last due date on which such contributions or premiums could be paid or made without penalty or to pay benefits when due in accordance with Plan terms.

           SECTION 5.12. Labor Controversies. Except as disclosed in Item 9 (Labor Controversies) of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened, relating to the Borrower or any Subsidiary. There is (i) no unfair labor practice complaint pending against the Borrower, or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no arbitration proceeding arising out of or under any collective bargaining agreement or the Borrower's internal grievance procedures is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

           SECTION 5.13. Ownership of Properties; Collateral. Each of the Borrower and its Subsidiaries owns good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 6.2.3.

           (a) The provisions of the Security Agreement are effective to create in favor of the Agent for the benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein, and, upon the filing of the Financing Statements and any required filing in the United States Patent and Trademark Office pursuant to
Section 4.1.8, the Security Documents will create a fully perfected first Lien on, and the security interest in, all right, title and interest of the Loan Parties in all of the Collateral described therein, to the extent that a security interest therein can be perfected by such a filing, subject to no other Liens other than Liens permitted by Section 6.2.3.

           SECTION 5.14. Intellectual Property. Each of the Borrower and its Subsidiaries owns or licenses all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could result in a Material Adverse Change. All Intellectual Property owned or licensed from third Persons described in this Section 5.14 is set forth in Item 10 (Intellectual Property) of the Disclosure Schedule.

          SECTION 5.15. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or statement furnished to the Agent or any of the Lenders by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading. The Agent and the Lenders recognize that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected or forecasted results.

          SECTION 5.16. Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower and its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) are listed in Item 11 (Insurance) of the Disclosure Schedule as of the Closing Date, (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate. Neither the Borrower nor any of its Subsidiaries provides any of its insurance through self-insurance except as disclosed in Item 11 of the Disclosure Schedule.

            SECTION 5.17. Certain Indebtedness. Item 12 (Existing Indebtedness) of the Disclosure Schedule sets forth all Indebtedness of the Borrower and its Subsidiaries as of the Closing Date that is not to be refinanced on the Original Closing Date, and which (a) is for borrowed money, or (b) is not incurred in the ordinary course of the business of the Borrower or any Subsidiary in a manner and to the extent consistent with past practice, or (c) is material to the financial condition, operations, businesses, properties or prospects of the Borrower or any Subsidiary.

           SECTION 5.18. Environmental Matters. Except as disclosed in Item 13 (Environmental Matters) of the Disclosure Schedule, the Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable
Environmental Laws, and to the best of the Borrower's knowledge, there are no conditions or circumstances associated with the currently or previously owned, operated, used or leased properties or current or past operations of the Borrower or any Subsidiary which may give rise to Environmental Liabilities and Costs which could result in a Material Adverse Change or which may give rise to any Environmental Lien.

           SECTION 5.19. No Burdensome Agreements. Neither the Borrower nor any Subsidiary is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction that could result in a Material Adverse Change.

           SECTION  5.20.  Consents.  Except as  disclosed  in
Item 14 (Consents) of the Disclosure Schedule, the Borrower and its Subsidiaries have all material permits and governmental consents and Regulatory Approvals necessary under Requirements of Law or, in the reasonable business judgment of the Borrower, deemed advisable under Requirements of Law, in connection with the transactions contemplated hereby (including the Acquisition and the Loans) and the ongoing business and operations of the Borrower and its Subsidiaries.

           SECTION 5.21. Contracts. Set forth in Item 5 (Material Contracts) of the Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries as of the Closing Date. Each such material Contractual Obligation is in full force and effect in accordance with the terms thereof. There are no material defaults by the Borrower or any Subsidiary or, to the Borrower's knowledge after due inquiry, any other default in existence under any such material Contractual Obligations, in each case that could result in a Material Adverse Change.

           SECTION 5.22.  Employment Agreements.  Set forth in
Item 15 (Employment Contracts) of the Disclosure Schedule is a complete and accurate list of each employment agreement to which the Borrower or any Subsidiary is a party, or by which it is bound.

           SECTION 5.23.  Condition of Property.  All  of  the
assets and properties owned by, leased to or used by the Borrower and its Subsidiaries material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

            SECTION  5.24.   Subsidiaries.   Item  16  of  the
Disclosure  Schedule  sets  forth  all  Subsidiaries  of   the
Borrower as of the Closing Date.

           SECTION 5.25. Trade Relations. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any material customer or group of customers of the Borrower.

                          ARTICLE 6.

                           COVENANTS

           SECTION 6.1. Affirmative Covenants. The Borrower agrees with each Lender that until all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full and the Commitments have terminated, the Borrower will perform the Obligations set forth in this
Section 6.1.

           SECTION  6.1.1.  Financial Information,  etc.   The
Borrower will furnish, or will cause to be furnished, to each Lender and to the Agent copies of its financial statements, reports and information:

           (a) (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of the Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal
     Year), certified (in the case of consolidated statements) without qualification by Ernst & Young, LLC or other independent public accountants satisfactory to the Agent, together with a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of the financial condition and results of operation of the Borrower and its Subsidiaries;

          (ii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that it has reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) of this Section 6.1.1 and that, in the course of performing its duties it did not become aware of any Default or Event of Default or any miscalculation in such Compliance Certificate relating to the financial tests set forth in Section 6.2.4 or relating to the calculation of Excess Cash Flow, except as such may be disclosed in such statement; and

           (iii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

          (b) promptly when available and in any event within forty-five (45) days after the close of each calendar month of each Fiscal Year consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of the Borrower and Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the principal accounting or chief financial Authorized Officer of the Borrower, together with a description of projected business prospects (including capital expenditures) and a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results);

           (c) within forty-five (45) days after the close of each Fiscal Quarter, a Compliance Certificate calculated as of the close of such Fiscal Quarter;

           (d) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Borrower by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of the Borrower or any Subsidiary;

           (e) within thirty (30) days prior to the end of each Fiscal Year of the Borrower, (i) a business plan of the Borrower and its Subsidiaries, in form, scope and detail satisfactory to the Agent, and (ii) consolidated and consolidating operating budgets for the twelve (12) months following the end of such Fiscal Year, prepared on a quarterly basis, and for each Fiscal Year thereafter through the 2002 Fiscal Year, prepared on an annual basis, which budgets shall include estimated capital expenditures and other costs to be incurred by the Borrower and its Subsidiaries, on a consolidated and consolidating basis, during the applicable Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries;

          (f) promptly after approved by the Borrower's Board of Directors, any updates or revisions to any business plan described in clause (e) of this Section 6.1.1;

           (g) promptly upon the sending or filing thereof, copies of all reports that the Borrower sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

           (h) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and any Subsidiary as the Agent or the Required Lenders may from time to time reasonably request; and

          (i) on or before the fifteenth day of each month, a completed Borrowing Base Certificate accurate as of the close of business of the preceding month.

           SECTION 6.1.2. Maintenance of Corporate Existence, etc. Except as permitted by Section 6.2.10, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existence of the Borrower and each Subsidiary.

           SECTION 6.1.3. Foreign Qualification. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change.

           SECTION 6.1.4. Payment of Taxes, etc. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same become due and payable, (a) all Charges against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties, and (b) all lawful claims for labor, materials, supplies, services or otherwise before any thereof become a default; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP.

           SECTION 6.1.5. Insurance. In addition to any insurance required to be maintained pursuant to any other Loan Document, the Borrower will, and (with respect to the insurance described in clauses (a) and (b) below) will cause each Subsidiary to, maintain or cause to be maintained:
           (a) insurance with respect to its properties and business against such casualties, contingencies and liabilities (including, without limitation, business interruption insurance) and of such types and in such amounts as are customary in the industries in which the Borrower and Subsidiaries are engaged, and will furnish to the Agent annual certification from the respective insurers (or their authorized agents) of the extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this
Section 6.1.5; and

           (b) the "key-man" life insurance policies referred to in Section 4.1.12, which policies shall at all times have a minimum face value of not less than [$7,960,700] in the aggregate.

Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII shall be in effect on the Closing Date. The premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Agent, showing loss payable to the Agent, for its benefit and the ratable benefit of the Lenders, as their interests may appear. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies (including errors and omissions), shall name the Agent, for its benefit and the ratable benefit of the Lenders, as additional insured. All such insurance policies shall provide, or shall be properly endorsed to provide, that the insurer shall give the Agent not less than 10 days prior written notice of any cancellation or non-renewal of any such policy. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.5, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance. So long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries shall have the right to use the proceeds of casualty insurance to repair or replace damaged or destroyed property, shall have the right to use the proceeds of business interruption insurance for its ongoing business needs and shall have the right to use the proceeds of liability insurance to pay covered claims.

           SECTION 6.1.6. Notice of Default, Litigation,  etc.
Upon a Responsible Officer learning thereof, the Borrower will give prompt written notice (with a description in reasonable detail) to the Agent of:

          (a)  the occurrence of any Default;

           (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any Subsidiary or to which any of its properties, assets or revenues is subject which, if adversely determined, could result in a Material Adverse Change;

           (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders pursuant to Section 5.7 which renders such litigation, arbitration or governmental investigation likely to be adversely determined and, if adversely determined, could result in a Material Adverse Change;

           (d) the occurrence of any other circumstance which could result in a Material Adverse Change;

          (e)  the occurrence of any Loss; and

           (f) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Plan Reorganization or ERISA Insolvency of any Multiemployer Pension Plan, the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or Subsidiary or any Multiemployer Pension Plan with respect to the withdrawal from, or the termination, Plan Reorganization or ERISA Insolvency of, any Single Employer Plan or Multiemployer Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, the institution of any proceedings or other action by the Internal Revenue Service or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, the occurrence or expected occurrence of any event which could result in the incurrence of unpredictable contingent event benefits under
Section 302 of ERISA or Section 412 of the IRC with respect to any Pension Plan, any event or condition which could increase the liability of the Borrower or any Commonly Controlled Entity or Subsidiary with respect to post-retirement welfare benefits under any Plan, or the occurrence of any other event or condition with respect to any Plan which could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or liability under Title I or Title IV of ERISA,
Section 404 or 419 and Chapter 43 of the IRC, or any other applicable laws, and in each case in clauses (i) through (vi) above, such event or condition, together with all other events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, fine, penalty, or other liabilities in amounts which in the aggregate could result in a Material Adverse Change. The Borrower will deliver to each of the Lenders a true and complete copy of each annual report (Form 5500) of each Plan (other than a Multi-Employer Plan) required to be filed with the Internal Revenue Service, promptly after the filing thereof ; and

          (g) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the businesses of the Borrower or any of its Subsidiaries.

           SECTION 6.1.7. Books and Records. The Borrower will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and, subject to any government security limitations, permit the Agent and each Lender or any of their respective representatives, during normal business hours, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section 6.1.7; provided that unless an Event of Default shall have occurred and be continuing, the Borrower shall be required to pay any such fees only in respect of the Agent's exercise of its rights pursuant to this Section 6.1.7 for one occasion during each Fiscal Year.

           SECTION 6.1.8. Maintenance of Properties, Etc. The Borrower will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties, which are used or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

           SECTION 6.1.9. Maintenance of Licenses and Permits. The Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, Regulatory Approvals and privileges issued under or arising under any Requirements of Law to the extent material to the conduct of the business of the Borrower or any of its Subsidiaries.

           SECTION  6.1.10.     Employee Plans.  The  Borrower
will at all times comply in all material respects with the provisions of ERISA and the IRC which are applicable to any of the Plans, and cause each of its Subsidiaries so to do.

           SECTION 6.1.11. Environmental Management. The Borrower will, and will cause each Subsidiary to, adopt and maintain prudent solid and hazardous waste management and disposal practices, including at a minimum such practices as are required or dictated from time to time by current and future Environmental Laws and Environmental Permits.

           SECTION 6.1.12. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all applicable Requirements of Law; provided, however, that this Section 6.1.12 shall not apply to any circumstance of noncompliance that together with all other noncompliance could not result in a Material Adverse Change.

           SECTION 6.1.13. Interest Rate Protection. By January 31, 1998, the Borrower shall obtain and thereafter maintain in full force and effect, from ING or an Eligible Lending Institution, one or more Interest Rate Contracts, protecting the Borrower against increases in the Eurodollar Rate for an aggregate notional amount equal to 50% of the aggregate principal amount of the Term Loans for a term of three (3) years. ING shall make available to the Borrower various proposals for Interest Rate Contracts. Should the Borrower obtain any proposal for Interest Rate Contracts from a source other than ING, the Borrower agrees that ING shall have a right to provide such Interest Rate Contracts on the same terms as those set forth in such proposal. The Borrower will collaterally assign such Interest Rate Contracts to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to documentation acceptable to the Agent.

          SECTION 6.1.14. Real Estate. If the Borrower or any Subsidiary shall acquire a fee or leasehold interest in real estate which the Agent reasonably designates as material to the Borrower or such Subsidiary at any time prior to the date on which all Commitments have terminated and all Obligations under this Agreement have been paid in full, the Borrower or such Subsidiary will execute a Mortgage subject only to the Liens described in clauses (c) and (g) of Section 6.2.3, in form and substance satisfactory to the Agent, in favor of the Agent, for its benefit and the ratable benefit of the Lenders, and shall use its reasonable efforts to deliver to the Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Agent shall reasonably request.

            SECTION 6.1.15. Underwriting Offering and Private Placements. The Borrower shall use its best efforts to allow ING or one of its Affiliates to manage and serve as underwriter, co-underwriter, placement agent, co-placement agent or in a similar capacity, in assisting the Borrower in any public offering of equity securities or debt securities. In addition, ING shall have the right to act, at ING's option, as lead placement agent for any proposed private debt offering of the Borrower if ING's proposal for any such debt offering is no less favorable, in the reasonable business judgment of the Borrower, than the other proposal presented to the Borrower.

            SECTION 6.2. Negative Covenants. The Borrower agrees with each Lender that until all Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this
Section 6.2.

           SECTION 6.2.1. Business Activities. The Borrower will not, and will not permit any Subsidiary to, engage in any business activity, except those in the fields in which the Borrower and its Subsidiaries are engaged on the Closing Date and such activities as may be incidental or related thereto and Borrower and its Subsidiaries will make no acquisitions of stock, assets or additional businesses which engage in any business other than a Temporary Staffing Business.

          SECTION 6.2.2. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

           (a)  Indebtedness in respect of the Loans and other
Obligations;

           (b)   Indebtedness in respect of the Interest  Rate
Contracts required pursuant to Section 6.1.13 to the extent such do not constitute Obligations;

          (c) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under Section
6.2.3;

            (d) Indebtedness in respect of liabilities resulting from (i) endorsements of negotiable instruments in the ordinary course of business; and (ii) surety bonds and other bonds issued for the Borrower's account in the ordinary course of business;

            (e)    Indebtedness  of  the  Borrower   and   its
Subsidiaries  existing on the Closing Date and  set  forth  in
Item 12 (Existing Indebtedness) of the Disclosure Schedule.

           (f) Indebtedness of any Subsidiary owing to the Borrower, provided that such Indebtedness is evidenced by a demand promissory note that is pledged to the Agent, for its benefit and the benefit of the Lenders, as security for the Obligations pursuant to the Pledge Agreement;

          (g) Capitalized Lease Liabilities provided that (i) the aggregate amount thereof which in accordance with GAAP is attributable to principal, together with the aggregate outstanding principal amount of all Purchase Money Indebtedness of the Borrower and its Subsidiaries, does not exceed $850,000 at any one time outstanding, (ii) payments under each capitalized lease giving rise to such Capitalized Lease Liabilities shall be made in equal periodic installments, (iii) the original term of each capitalized lease giving rise to such Capitalized Lease Liabilities shall not be less than the useful life of the item of property for which such Capitalized Lease Liabilities are incurred and (iv) the Consolidated Capital Expenditures financed by such Capitalized Lease Liabilities are not prohibited under Section 6.2.5;

           (h) Purchase Money Indebtedness provided that (i) the amount of such Indebtedness, together with the amount of any outstanding Capitalized Lease Liabilities of the Borrower and its Subsidiaries that in accordance with GAAP are attributable to principal, does not exceed $850,000 at any one time outstanding, (ii) such Indebtedness provides for the payment of principal in equal periodic installments, (iii) each issue of such Purchase Money Indebtedness shall have an original maturity date that is not earlier than the useful life of the item of property for which such Purchase Money Indebtedness is incurred, and (iv) the Consolidated Capital Expenditures financed by such Purchase Money Indebtedness are not prohibited under Section 6.2.5; and

           (i) extensions, refinancings, replacements and renewals of any of the foregoing Indebtedness described in clauses (e) and (h) of this Section 6.2.2, provided that the principal amount thereof is not increased, such extension, refinancing, replacement or renewal does not impose more burdensome terms upon the Borrower or its Subsidiaries, as the case may be, than the Indebtedness being extended, refinanced, replaced or renewed.

           SECTION 6.2.3. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:
           (a) Liens in favor of the Agent or the Lenders granted pursuant to any Loan Document;

          (b) Liens identified in Item 17 ("Permitted Liens") of the Disclosure Schedule;

            (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such
Lien) and for which adequate reserves shall have been set aside on its books;

           (e)  Liens (other than Liens arising under ERISA or
Section 412(n) of the Code) incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (f) judgment Liens with respect to judgments to the extent such judgments do not constitute an Event of Default described in Section 7.1.9;

            (g) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-
of-way,   covenants,  consents,  reservations,  encroachments,
variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which
do   not materially detract from the value of such property or
impair the use thereof;

          (h) Liens upon any furniture and equipment acquired by the Borrower or any of its Subsidiaries after the Closing Date to secure Indebtedness permitted under clause (h) of
Section 6.2.2 or arising by virtue of a capital lease permitted under clause (g) of Section 6.2.2;

           (i) Leases and subleases granted to others in the ordinary course of business not interfering in any material respect with any business of the Borrower or any of its Subsidiaries;

           (j) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

          (k) Liens consisting of precautionary UCC-1 filings in respect of operating leases to the extent permitted under
Section 6.2.6; and

           (l) extensions, renewals or replacements of any Lien referred to in clause (b) of this Section 6.2.3, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

           SECTION 6.2.4. Financial Condition. From and after the Closing Date, the Borrower hereby covenants and agrees as set forth below:

          (a) Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter:

     Fiscal Quarter Ending:                            Ratio

                            March,                        1997
1.40:1.00
                             June,                        1997
1.30:1.00
                          September,                      1997
1.20:1.00
                           December,                      1997
1.20:1.00
                            March,                        1998
1.20:1.00
                             June,                        1998
1.20:1.00
                          September,                      1998
1.20:1.00
                           December,                      1998
1.20:1.00
                            March,                        1999
1.20:1.00
                             June,                        1999
1.20:1.00
                          September,                      1999
1.20:1.00
                           December,                      1999
1.20:1.00
                            March,                        2000
1.20:1.00
                             June,                        2000
1.20:1.00
                          September,                      2000
1.20:1.00
                           December,                      2000
1.20:1.00
                            March,                        2001
1:15:1:00
                             June,                        2001
1:15:1.00
                          September,                      2001
1:15:1:00
                           December,                      2001
1:15:1.00
                            March,                        2002
1:15:1:00
                             June,                        2002
1:15:1.00
                          September,                      2002
1:15:1.00
                           December,                      2002
1:15:1.00
                            March,                        2003
1:15:1.00
                             June,                        2003
1:15:1.00
      September,  2003 and for each Fiscal Quarter  thereafter
1:10:1.00

provided, however, for purposes of this clause (a), Consolidated Capital Expenditures incurred in connection with the relocation of the offices of Irene Cohen during Fiscal Year 1997 not exceeding $850,000 shall be excluded from the calculation of the Fixed Charge Coverage Ratio.

           (b) Leverage Ratio. The Borrower will not permit its Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter:

                 Fiscal             Quarter            Ending:
Ratio

                            March,                        1997
5.75:1.00
                             June,                        1997
4.20:1.00
                          September,                      1997
4.00:1.00
                           December,                      1997
4.00:1.00
                            March,                        1998
4.00:1.00
                             June,                        1998
4.00:1.00
                          September,                      1998
3.80:1.00
                           December,                      1998
3.60:1.00
                            March,                        1999
3.30:1.00
                             June,                        1999
3.20:1.00
                          September,                      1999
3.00:1.00
                           December,                      1999
2.90:1.00
                            March,                        2000
2.70:1.00
                             June,                        2000
2.50:1.00
                          September,                      2000
2.40:1.00
                           December,                      2000
2.30:1.00
      March,  2001  and  for  each Fiscal  Quarter  thereafter
2.00:1.00

And provided, further, that the above calculation shall be made on the basis of annualized EBITDA for each acquisition permitted hereunder after the Closing Date based upon (i) the first Fiscal Quarter annualized when only such first Fiscal Quarter financial information is available on such acquisition, (ii) the average of the first two Fiscal Quarters financial information annualized when only such financial information is available on such acquisition, (iii) the average of the first three Fiscal Quarters financial information annualized when only such financial information is available on such acquisition, and (iv) that the aggregate outstanding principal amount of indebtedness incurred, if any, in connection with the acquisitions of E.D.R. Associates, Inc., Electronic Data Resources L.L.C., and Quality OutSourcing, Inc. shall not be included in such calculations for September 30, 1997.

          (c) Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal
Quarter:

     Fiscal Quarter Ending:                            Ratio

     March,                                               1997
     3.50:1.00
                             June,                        1997
3.50:1.00
                          September,                      1997
2.75:1.00
                           December,                      1997
2.75:1.00
                            March,                        1998
2.75:1.00
                             June,                        1998
2.75:1.00
                          September,                      1998
2.75:1.00
                           December,                      1998
2.75:1.00
                            March,                        1999
3.00:1.00
                             June,                        1999
3.00:1.00
                          September,                      1999
3.00:1.00
                           December,                      1999
3:00:1.00
                            March,                        2000
3.50:1.00
                             June,                        2000
3.50:1.00
                          September,                      2000
3.50:1.00
                           December,                      2000
3.50:1.00
     March, 2001 and for each Fiscal Quarter thereafter    4.00:1.00

           (d) Net Worth. The Borrower will not permit its net worth determined in accordance with GAAP as of the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending:                                Amount

                            March,                        1997
$13,300,000
                             June,                        1997
$3,700,000
                          September,                      1997
$15,750,000
                           December,                      1997
$16,000,000
                            March,                        1998
$16,250,000
                             June,                        1998
$16,750,000
                          September,                      1998
$17,500,000
                           December,                      1998
$18,000,000
                            March,                        1999
$18,500,000
                             June,                        1999
$19,000,000
                          September,                      1999
$19,500,000
                           December,                      1999
$20,000,000
                            March,                        2000
$20,500,000
                             June,                        2000
$21,000,000
                          September,                      2000
$22,000,000
      December,  2000 and for each Fiscal Quarter thereafter$2
3,000,000

      Provided, however, that the above minimum Net Worth amounts shall be automatically increased beginning in the first full quarter after any Approved Acquisition Expenditure by 82.5% of the Net Income projected in such acquisition in the information provided to the Lenders in seeking approval of such acquisition in each of the first four Fiscal Quarters commencing in the first full Fiscal Quarter after any such acquisition, by 80% of such projected Net Income for the fifth through twelfth full Fiscal Quarters thereafter, by 75% of such projected Net Income for the thirteenth through sixteenth full Fiscal Quarters thereafter and 70% of such projected Net Income commencing with the seventeenth full Fiscal Quarter thereafter.

           (e) EBITDA. The Borrower will not permit EBITDA for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter:

     Fiscal Quarter Ending:                          Amount

                            March,                        1997
$3,700,000
                             June,                        1997
$5,100,000
                          September,                      1997
$6,700,000
                           December,                      1997
$7,800,000
                            March,                        1998
$7,900,000
                             June,                        1998
$7,900,000
                          September,                      1998
$8,600,000
                           December,                      1998
$9,000,000
                            March,                        1999
$9,300,000
                             June,                        1999
$9,600,000
                          September,                      1999
$9,900,000
                           December,                      1999
$10,100,000
                            March,                        2000
$10,300,000
                             June,                        2000
$10,600,000
                          September,                      2000
$10,800,000
                           December,                      2000
$11,000,000
                            March,                        2001
$11,200,000
                             June,                        2001
$11,500,000
                          September,                      2001
$11,800,000
                           December,                      2001
$12,000,000
                            March,                        2002
$12,300,000
                             June,                        2002
$12,500,000
                          September,                      2002
$12,700,000
                           December,                      2002
$13,000,000
                            March,                        2003
$13,100,000
                             June,                        2003
$13,300,000
      September,  2003 and for each Fiscal Quarter thereafter$
13,500,000
      Provided, however, that the above minimum EBITDA amounts shall be automatically increased beginning in the first full quarter after any Approved Acquisition Expenditure by 82.5% of the EBITDA projected in such acquisition in the information provided to the Lenders in seeking approval of such acquisition in each of the first four Fiscal Quarters commencing in the first full Fiscal Quarter after any such acquisition, by 80% of such projected EBITDA for the fifth through twelfth full Fiscal Quarters thereafter, by 75% of such projected EBITDA for the thirteenth through sixteenth full Fiscal Quarters thereafter and 70% of such projected EBITDA commencing with the seventeenth full Fiscal Quarter thereafter.

           (f) Current Ratio. The Borrower will not permit the Current Ratio of the Borrower and its Subsidiaries on the last day of any Fiscal Quarter to be less than 1.50:1.00.

           (g) Indebtedness to Capital Ratio. The Borrower will not permit the ratio of Indebtedness to Capital on the last day of any Fiscal Quarter to exceed the amount set forth opposite such Fiscal Quarter:

                 Fiscal             Quarter            Ending:
Ratio

                            March,                        1997
0.70:1.00
                             June,                        1997
0.70:1.00
                          September,                      1997
0.70:1.00
                           December,                      1997
0.70:1.00
                            March,                        1998
0.70:1.00
                             June,                        1998
0.70:1.00
                          September,                      1998
0.69:1.00
                           December,                      1998
0.68:1.00
                            March,                        1999
0.66:1.00
                             June,                        1999
0.65:1.00
                          September,                      1999
0.63:1.00
                           December,                      1999
0.62:1.00
                            March,                        2000
0.60:1.00
                             June,                        2000
0.58:1.00
                          September,                      2000
0.56:1.00
                           December,                      2000
0.54:1.00
                            March,                        2001
0.51:1.00
     June, 2001 and for each Fiscal Quarter thereafter                0.50:1.00

And provided that the aggregate principal amount of indebtedness incurred, if any, in connection with the acquisitions of E.D.R. Associates, Inc., Electronic Data Resources L.L.C., and Quality OutSourcing, Inc. shall not be included in such calculations for September 30, 1997.

           SECTION 6.2.5. Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to make or commit to make Consolidated Capital Expenditures, except that, during any Fiscal Year, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures (including the amount of Capitalized Lease Liabilities incurred during such Fiscal Year that in accordance with GAAP is attributable to principal) which in the aggregate do not exceed the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Prior Closing Date and ending on December 31, 1996):

          Fiscal Year:                                  Amount

                                                          1996
$167,000
                                                          1997
$775,000
                                                          1998
$450,000
                                                          1999
$450,000
                                                          2000
$450,000
                                                          2001
$450,000
                                                          2002
$450,000
                                                          2003
$450,000
                                                          2004
$450,000

provided further, however, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damaged or destroyed assets will not be included in the foregoing calculation. Notwithstanding the foregoing provisions of Section 6.2.5, the Borrower may make Consolidated Capital Expenditures for the period between January 1, 1997 and December 31, 1997 in connection with the relocation of the offices of Irene Cohen not exceeding $850,000;

provided further, however, that permitted Consolidated Capital Expenditures shall increase by the lesser of (i) the projected capital expenditures shown in the information submitted to the Lenders requesting their approval of such acquisition or (ii) $200,000 for the first year after an Approved Acquisition Expenditure and $25,000 per year in all subsequent years.

           SECTION 6.2.6. Lease Obligations. The Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any operating lease or agreement to lease having a term of one year or more, except for (a) leases in existence on the Original Closing Date and described in Item 18 (Leases) of the Disclosure Schedule, and (b) any lease of real property entered into by the Borrower or any Subsidiary after the Original Closing Date in the ordinary course of business; provided, however, that no such lease shall subject the Borrower or any Subsidiary to Environmental Liabilities and Costs and that the aggregate amount of payments due from the Borrower and its Subsidiaries for all leases referred to in this Section 6.2.6 less any amounts received by the Borrower and its Subsidiaries in connection with any sublease of the property subject to any lease referred to in this
Section 6.2.6 during any Fiscal Year set forth below is less than the amount set forth below opposite such Fiscal Year:


                              Fiscal                     Year:
Amount

                                                          1997
$2,100,000
                                                          1998
$2,100,000
                                                          1999
$2,300,000
                                                          2000
$2,400,000
                                                          2001
$2,500,000
                                                          2002
$2,600,000
                                                          2003
$2,700,000
                                                          2004
$2,800,000

           SECTION 6.2.7. Investments. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

          (a)  Cash Equivalent Investments;

          (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

           (c) accounts receivable arising in the ordinary course of business;

           (d)   Investments existing on the Original  Closing
Date and disclosed in Item 19 ("Existing Investments") of the Disclosure Schedule.

           (e) Investments made by the Borrower in its Subsidiaries after the Original Closing Date to the extent such Investments are evidenced by demand promissory notes in principal amounts equal to the amount of such Investments, payable to the Borrower and pledged by the Borrower in favor of the Agent pursuant to the Borrower Pledge Agreement;

           (f) Investments made by the Borrower in its Subsidiaries after the Original Closing Date to the extent permitted under subsection (b) of Section 6.2.10;

            (g) Investments (including debt obligations) received in connection with a bankruptcy or Plan Reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, provided that if such Investments are evidenced by promissory notes or other instruments, and such instruments are pledged to the Agent, for its benefit and the benefit of the Lenders;

            (h)    Investments  arising  under  Interest  Rate
Contracts;

           (i) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained in the ordinary course of business;
           (j) Investments in substantially all the assets of Vogue Personnel Services, Inc. other than cash, office leases and equipment leases, prepayments and deposits, accounts receivables tax and insurance refunds, term life insurance, treasury stock, corporate stock certificate books and similar corporate records and correspondence related to such excluded assets (the "Vogue Acquisition"); and

           (k) Investments consisting of a loan of not more than $485,000 to ASS which has now been paid in full.

          (l)  Approved Acquisition Expenditures.

            SECTION 6.2.8. Restricted Payments, etc. The Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Stock (now or hereafter outstanding) of the Borrower or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding), of the Borrower or any Subsidiary, or make any deposit for any of the foregoing; provided, however, that the Borrower shall be permitted to declare and pay the following dividends: (a) ordinary dividends on the Borrower's Series A Preferred Stock in an amount not to exceed $56,000 in any single Fiscal Year or during any consecutive 12 month period and (b) stock dividends on the Borrower's Series C and Series D Preferred Stock, provided, however, that Borrower shall be permitted to use the Net Securities Proceeds in excess of $3,000,000 received by Borrower from the issuance of its Series D Preferred Stock up to a maximum amount of $400,000 to repurchase outstanding common stock of the Borrower prior to June 6, 1998.

             SECTION    6.2.9.   Take   or   Pay    Contracts;
Sale/Leasebacks

           (a) The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it.

          (b) The Borrower will not enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Borrower or one or more Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person except as permitted by Section 6.2.2(g).

             SECTION   6.2.10.       Consolidation,    Merger,
Subsidiaries, etc.

           (a) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any Person, or purchase or otherwise acquire all or substantially all of the assets or stock of any Person (or of any operating division or unit thereof), except that any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation) and Borrower may acquire assets pursuant to the Vogue Acquisition.

           (b) The Borrower will not, and will not permit any Subsidiary to, create any Subsidiary or transfer any assets to any Subsidiary.

           SECTION 6.2.11. Asset Dispositions, etc. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person in excess of $20,000 in the aggregate during any Fiscal Year, unless such disposition is made in the ordinary course of business and consists of inventories; or such disposition constitutes a disposition of obsolete or retired assets no longer used in the business of the Borrower and its Subsidiaries.

            SECTION   6.2.12.      Modification   of   Organic
Documents,  etc.   The  Borrower  will  not  consent  to   any
amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the charter or the by-laws of the Borrower.

           SECTION  6.2.13.     Transactions with  Affiliates.
The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

           (a) any arrangement or contract with any of its Affiliates (other than its Subsidiaries) of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Borrower or any Subsidiaries to any such Affiliate, other than the transactions provided for in the Loan Documents; and

           (b) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

           SECTION 6.2.14. Inconsistent Agreements . The Borrower will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

           SECTION  6.2.15.      Change in Accounting  Method.
The  Borrower will not, and will not permit any Subsidiary to,
make   any   change  in  accounting  treatment  and  reporting
practices except as required by GAAP.

           SECTION 6.2.16. Change in Fiscal Year End. The Borrower will not change its Fiscal Year end without the Required Lenders' prior written consent, which consent will not be unreasonably withheld but will not be given with respect to more than one such change during the term of this Agreement.

           SECTION 6.2.17. Compliance with ERISA. The Borrower will not, and will not permit any Subsidiary to take, or fail to take, any action with respect to a Plan, including establishing, amending, or terminating or withdrawing from any Plan, without first obtaining the Agent's written Approval, where such action or failure to act could result in any liabilities under the IRC, ERISA, or any other applicable law which individually or in the aggregate could result in a Material Adverse Change.

           SECTION 6.2.18. Limitation on Restrictions on Subsidiary Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Stock or other interests or participations in profits owned by the Borrower or any Subsidiary of the Borrower or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or
(c) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances and restrictions existing under or by reason of this Agreement and the other Loan Documents.

           SECTION 6.2.19. Subsidiary Investments. The Borrower will not, and will not permit any of its Subsidiaries, to make any Investment in the Whitney Group. The Borrower will not, and will not permit any of its Subsidiaries, to make any Investment in Whitney Asia Limited and Whitney Asia PTE which would cause the aggregate amounts invested in Whitney Asia Limited and Whitney Asia PTE subsequent to the Closing Date to exceed $500,000.00.

                          ARTICLE 7.

                       EVENTS OF DEFAULT

           SECTION  7.1.        Events of Default.   The  term
"Event of Default" shall mean any of the events set forth in this Section 7.1

           SECTION  7.1.1   Non-Payment of  Obligations.   The
Borrower shall default:

           (a) in the payment or prepayment when due of any principal of any Loan;

          (b) in the payment when due of the interest payable in respect of any Loan, the commitment fee provided for in
Section 2.4 hereof or any other Obligations and such default shall continue unremedied for a period of five (5) days.
          SECTION 7.1.2. Non-Performance of Certain Covenants. The Borrower shall default in the due performance and observance of any of its obligations under Section 6.1 and such default shall continue unremedied for a period of ten
(10) days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within 10 days and so long as the Borrower promptly commences and diligently pursues such cure, such longer period as is reasonably needed to effect such cure, but in no event longer than 30 days from the date notice is given), or shall default in the due performance or observation of any of its obligations under Section 6.2.

           SECTION 7.1.3. Defaults Under Other Loan Documents; Non-Performance of Other Obligations. Any "Event of Default" shall occur under the other Loan Documents; or the Borrower or any Subsidiary shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within 10 days and so long as the Borrower promptly commences and diligently pursues such cure, such longer period as is reasonably needed to effect such cure, but in no event longer than 30 days from the date notice is given).

           SECTION  7.1.4. Bankruptcy, Insolvency,  etc.   The
Borrower or any Subsidiary shall:

           (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

           (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

           (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the
Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

           (d) permit or suffer to exist the commencement of any bankruptcy, Plan Reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty
(60) days undismissed; or

           (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.
             SECTION 7.1.5. Breach of Warranty. Any representation or warranty of the Borrower or any Loan Party hereunder or in any other Loan Document or in any other writing furnished by or on behalf of the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

           SECTION 7.1.6. Default on Other Indebtedness,  etc.
(a) Any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period; or (b) there shall occur and be continuing any event under any Instrument relating to any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000, the effect of which is to cause such Indebtedness to become due prior to its stated maturity or to permit the holder or holders of such Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity or to require (or permit the holder or holders to require) the Borrower or any Subsidiary to redeem, repurchase or otherwise acquire or retire such Indebtedness for value.

           SECTION 7.1.7. Failure of Valid, Perfected Security Interest. The security interest or Lien in the Collateral and all proceeds thereof, securing the Obligations shall cease to be valid or perfected at any time after the Original Closing Date (other than as a result of (i) the Agent's failure to make any required filing to the extent the necessity of such filing was disclosed to the Agent in an opinion of counsel to the Borrower or in the Perfection Certificate delivered by the Loan Parties or (ii) the release of possession of any Instrument delivered to the Agent or its agent or representative pursuant to any of the Security Documents).

          SECTION 7.1.8. Employee Plans. Any of the following events shall occur with respect to any Plan: (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) not disclosed in Item 8 ("Benefit Plans") of the Disclosure Schedule, whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) a notice of intent to terminate any Single Employer Plan for purposes of Title IV of ERISA is issued by the plan administrator thereof without the prior written consent of the Required Lenders, or the PBGC shall commence proceedings to terminate any Single Employer Plan, (v) the Borrower or any Commonly Controlled Entity or Subsidiary shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the ERISA Insolvency, Plan Reorganization or termination of, a Multiemployer Plan, (vi) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any quarterly installment payment to a Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the Code, (vii) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any contribution to a Multiemployer Plan which is required under ERISA, the Code or applicable collective bargaining agreements, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or other liabilities under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC or any other applicable law which in the aggregate could result in a Material Adverse Change.

           SECTION 7.1.9. Judgments. A final judgment which, with other such outstanding final judgments against the Borrower or any of its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $250,000, shall be entered against the Borrower or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or stayed.

            SECTION 7.1.10. Cessation of Business; Dissolution. The entry of any order of a court enjoining, restraining or otherwise preventing the Borrower or any Subsidiary from conducting all or any material part of its business affairs; or the cessation of business or dissolution of the Borrower.

           SECTION 7.2. Action if Bankruptcy. If any Event of Default described in subsection (d) of Section 7.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and all Commitments shall automatically be terminated, in either case without notice, demand or presentment.

            SECTION  7.3.         Action  if  Other  Event  of
Default. If any Event of Default (other than any Event of Default described in Section 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and upon the direction of the Required Lenders, shall upon notice or demand, declare all or any portion of the outstanding principal amount of the Loans to be due and payable, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), and any or all other Obligations to be due and payable and all Commitments to be terminated, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable and any and all Commitments which shall be so declared terminated shall be and become immediately terminated, in each case without further notice, demand, or presentment, and to the extent any obligations are paid by the Borrower, they shall constitute a prepayment under this Agreement. As long as any Letter of Credit shall remain outstanding, any amounts held as cash collateral by the Agent with respect to Letters of Credit, when received by the Agent, shall be deposited in a cash collateral account as cash collateral for the obligations of the Borrower under the Letter of Credit of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Agent has deposited in the cash collateral account any amounts described above, the Agent shall pay such amounts to itself to reimburse itself for the amount of such drawing.

                          ARTICLE 8.

                           THE AGENT

           SECTION 8.1. Actions. Each Lender and the holder of each Note authorizes the Agent to act on behalf of such Lender or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section 8.1, comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

           SECTION 8.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; provided, however, that the Agent shall have no obligation to do so. If such amount is made available by such Lender to the Agent on a date after the date of such Borrowing, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section
8.2 shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower. Nothing herein shall be construed to release any Lender from its obligation to make
Loans subject to the terms and conditions set forth in this Agreement.

           SECTION 8.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, or any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

          SECTION 8.4. Successor. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or another financial institution which shall (i) be reasonably acceptable to the Borrower, (ii) be organized under the laws of the United States and (iii) have a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

           SECTION 8.5. Loans by the Agent. The Agent shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates and (b) the Notes held by it or any of its Affiliates, as any Lender and may exercise the same as if it were not the Agent.

           SECTION 8.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such financial information and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitments, to make the Loans. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

           SECTION 8.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement. The Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Borrower under this Agreement and the other Loan Documents shall be effected by the Lenders through the Agent.

                          ARTICLE 9.

                         MISCELLANEOUS

           SECTION 9.1. Waivers, Amendments, etc. (a) The provisions of this Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Borrower and the Required Lenders and (y) in the case of a waiver of any obligation of the Borrower or compliance with any prohibition contained in this Agreement or any other Loan Document, is consented to by the Required Lenders; provided, however, that no such amendment, modification or waiver:

           (i)   which would modify any requirement  hereunder
     that any particular action be taken by all the Lenders or
     by   the  Required  Lenders  shall  be  effective  unless
     consented to by each Lender;

          (ii) which would modify this Section 9.1, change the definition of "Required Lenders," increase the Revolving Loan Commitment Amount or change any Percentage for any Lender, reduce any fees payable to the Lenders described in Article 2 and Article 3, extend the Revolving Loan Commitment Termination Date, release material amounts of Collateral, change the interest rates set forth in
     Article 3, or subject any Lender to any additional obligations shall be made without the consent of each Lender;

           (iii) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan; or

           (iv) which would affect adversely the interests, rights, compensation or obligations of the Agent qua the Agent shall be made without consent of the Agent.

           (b) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or Regulatory Approval thereafter to be granted hereunder.

          (c) Neither any Lender nor the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

           SECTION 9.2.        Notices.  All notices hereunder
shall be in writing or by telecopy and shall be sufficiently given to the Agent, the Lenders or the Borrower if addressed or delivered to them at the following addresses:


If to the Agent:         ING Capital
                    135 East 57th Street
                    New York, New York  10022
                    Attention:  Chief Credit Officer
                    Telecopier No.:  (212) 750-8935

with copies to:               ING Capital
                    Atlanta Office
                    200 Galleria Parkway, N.W.
                    Suite 950
                    Atlanta, Georgia  30339
                    Attention: John N. Lanier
                    Telecopier No.:  (770) 951-1005

and a copy to:           King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia  30303-1763
                    Attention: Walter W. Driver, Jr., Esq.
                    Telecopier No.:  (404) 572-5100

If to any other Lender:   At its address set forth beneath its
                    name on the signature pages hereof

If to the Borrower       Headway Corporate Resources, Inc.
                    850 Third Avenue
                    New York, New York 10022
                    Attention: Mr. Barry S. Roseman
                    Telecopier No.: (212) 508-3540

with a copy to:               Christy & Viener
                    620 Fifth Avenue
                    New York, New York 10020
                    Attention: Richard B. Salomon, Esq.
                    Telecopier No.: (212) 632-5555

or  at  such other address as any party may designate  to  any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid; when transmission is verified, if telecopied; and on the next
Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

            SECTION  9.3.         Costs  and  Expenses.    The
Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent (including reasonable fees and expenses of counsel to the Agent, or of any consultants or other experts retained by the Agent) in connection with (i) the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required whether or not the transactions contemplated hereby are consummated, and (ii) the consideration of legal questions relevant to this Agreement of any other Loan Document. The Borrower also agrees to pay and hold the Agent and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and all title insurance premiums, surveyors costs and valuation fees, and to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or such Lender in enforcing the Obligations of the Borrower or any Subsidiary under this Agreement or any other Loan Document or related Document or in connection with any restructuring or "work-out" of any Obligations.

             SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender, the making of the Term Loans, the extension of the Revolving Loan Commitment and the Letter of Credit Commitment, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and each of their respective successors and assigns (collectively, the "Lender Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Lender Parties or any of them or asserted or awarded against the Lender Parties or any of them as a result of, or arising out of, or relating to:

           (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit, including, without limitation, the Acquisition;

           (b) the use of any of the proceeds of the Loans or Letters of Credit by the Borrower for any other purpose;

           (c) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from the Agent or any Lender in connection with this Agreement (other than investment banking firms and brokers retained by the Agent or any Lender);

           (d) the entering into and performance of this Agreement and any other Loan Document by any of the Lender Parties (other than the breach by such Lender Party of this Agreement or the failure to comply with any applicable law);

           (e) any of the Loan Documents or any proposed acquisition by the Borrower of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

          (f) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of the Borrower and its Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any Environmental Liabilities and Costs related to the past, present, or future operations of the Borrower or any Subsidiaries; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any alleged violations of any Environmental Law related to the past, present, or future operations of the Borrower or any Subsidiaries; the performance of any remedial action that is related to any property owned, used, operated, or leased by Borrower or any Subsidiaries in the past, present, or future; the performance of any remedial action that is related to the past, present, or future operations of the Borrower or any Subsidiaries; and the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs;

           (g) the breach in any material respect by Borrower of any representation or warranty set forth in this Agreement or any Loan Document;

           (h) the failure of Borrower to comply in any material respect with any term, condition, or covenant set forth in this Agreement or any Loan Document; or

            (i)   any  claim,  litigation,  investigation   or
proceeding relating to any of the foregoing, whether or not the Agent or any Lender (or any of their respective officers, directors, employees or agents) is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Lender Party by reason of the relevant Lender Party's material breach of any of its obligations under this Agreement or any other Loan Document or by reason of the relevant Loans Party's bad faith, gross negligence or wilful misconduct, in each such case as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Agent.
           SECTION 9.5. Survival. The obligations of the Borrower under Sections 2.4, 3.5, 9.3 and 9.4, and the obligations of the Lenders under Section 8.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement, the Notes and in each other Loan Document shall survive the execution and delivery of this Agreement, the Notes and each such other Loan Document.

           SECTION 9.6. Severability. Any provision of this Agreement, the Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 9.7. Headings. The various headings of this Agreement, the Notes and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

           SECTION 9.8. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

          SECTION 9.9.        Governing Law; Entire Agreement.
THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

           (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure  to receive such copy shall not affect in any way  the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 9.9 shall affect the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

            SECTION 9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 9.11.

           SECTION  9.11.  Sale and Transfers, Participations,
etc.

           (a) Any Lender may at any time sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, the Term Loan Commitment or the Revolving Loan Commitment or the Letter of Credit Commitment of such Lender, or any other interest of such Lender under this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the approval of the Required Lenders and to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section
3.8 as if the Participant were a Lender hereunder and the Borrower shall have been notified of the name, address and amount of such Participant's participating interest in the Loans and the Commitments. The Borrower also agrees that each Participant shall be entitled to the benefits of (i) Section
9.4 and (ii) Sections 2.4 and 3.7, with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to the Sections referred to in clauses (i) and (ii) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

           (b) With the consent of the Agent and, if no Default exists and is continuing, the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), any Lender may at any time sell to any Purchasing Lender all or any part in a minimum amount of $2,500,000, of its rights and obligations under this Agreement, the Notes and any Letters of Credit pursuant to a Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Agent and the Borrower. Upon (i) such execution of such Transfer Supplement, and (ii) delivery of a fully executed copy thereof to the Borrower, such Purchasing Lender shall for all purpose be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto, with a Percentage of the Revolving Loan Commitment Amount, Term Loans and the Letter of Credit Commitment set forth in such Transfer Supplement, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes to the Purchasing Lender in the amount equal to their respective Commitments and outstanding Loans, as appropriately adjusted pursuant to such Transfer Supplement.

           (c) The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of a Transfer Supplement executed by a transferor Lender, the Agent and a Purchasing Lender together with payment by such Purchasing Lender to the Agent, for the account of the Agent and not for the account of the Lenders, of a registration and processing fee of $2,500, and the Notes subject to such Transfer Supplement, the Agent shall (i) accept such Transfer Supplement, (ii) record the information therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

          (e) If, pursuant to this Section 9.11, any interest in this Agreement or any Note is transferred to any Participant or Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant or Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Participant or Purchasing Lender in respect of the Loans or Commitments, (ii) to furnish to the transferor Lender, the Agent and the Borrower two properly executed original Internal Revenue Service Forms 4224 or 1001 (or any successor forms) and properly executed Internal Revenue Service Forms W-8 and W-9, as the case may be, (wherein such Participant or Purchasing Lender claims entitlement to complete exemption from the United States federal withholding tax on all interest payments hereunder and all fees payable under Section 2.4) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower new Internal Revenue Service Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Transferor Lender, the Agent and the Borrower, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Purchasing Lender, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

           (f) Notwithstanding anything to the contrary set forth in this Section 9.11, (i) any Lender may sell to any of its Affiliates all or any part of its rights and obligations under this Agreement and the Notes (provided that no such Affiliate shall be entitled to receive any greater amount pursuant to Sections 2.4 or 3.7 than that which the transferor Lender would have been entitled to receive in respect of the amount so assigned by such transferor Lender to such Affiliate had no such transfer occurred) and, upon the occurrence and during the continuance of an Event of Default, any Lender may sell to any Purchasing Lender all or any part of its rights and obligations under this Agreement and the Notes, in either case notwithstanding that the Borrower has not or does not consent to such sale, provided such Lender has obtained the consent of the Agent and otherwise meets the requirements of this Section 9.11 and (ii) any Lender may create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the notes held by it) in favor of the Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board.

            SECTION 9.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

          SECTION 9.13. Confidentiality. The Lenders and the Agent shall hold all non-public, proprietary or confidential information (which has been identified as such by the
Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders and the Agent may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process; provided, however, that any such proposed syndicate member or proposed transferee or participant shall have agreed in writing for the Borrower's benefit to be bound by the terms of this Section
9.13. In no event shall any Lender or the Agent be obligated or required to return any materials furnished to it by the Borrower.

          SECTION 9.14.  Change in Accounting Principles.  If

          (a) any changes in accounting principles from those used in the preparation of the financial statements referred to in clause (a)(i) of Section 5.4 hereafter occur as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement; or

           (b)   there is any change in the Borrower's  Fiscal
Year with the Required Lenders' prior written consent pursuant to Section 6.2.16 hereof;

the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made.

           SECTION  9.15.   Waiver of Jury  Trial,  Etc.   THE
AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

          SECTION 9.16. Limitation of Liability. Neither the Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN
DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

              SECTION 9.17. Usury Savings Clause. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Borrower or any other Loan Party under any of the Loan Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of interest accruing on Obligations held by such
Lender is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this Section 9.17) accrued at the rate otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this Section 9.17 shall again apply. In no event, shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 9.17, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Borrower and such Lender shall (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 9.17 shall make a final determination that any Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess, first to any interest due and outstanding under this Agreement and the other Loan Documents, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                         HEADWAY CORPORATE RESOURCES, INC.


                              By:  /s/
                              Name:
                              Title:

                              Attest:  /s/
                              Name:
                              Title:

Percentage
35%   -   Revolving                     ING   (U.S.)   CAPITAL
CORPORATION,
35% - Term Loan A, Term            as Agent and as Lender
     Loan B, and Term Loan C
35.% - Letter of Credit
                              By:  /s/
                                   Name:
                                   Title:

                              FIRST SOURCE FINANCIAL LLP

                               BY:   FIRST  SOURCE  FINANCIAL,
INC.,
                                   as its Agent/Manager
Percentage
30% - Revolving
30% - Term Loan A,                 By:  /s/
           Term Loan B, and Term Loan C Name:
30% - Letter of Credit                  Title:

                                                  TRANSAMERICA
                              BUSINESS CREDIT CORPORATION
Percentage
35% - Revolving
35% - Term Loan A,                 By: /s/
           Term Loan B, and Term Loan C Name:
35% - Letter of Credit                  Title: